EXHIBIT 4.4



              DEUTSCHE ALT-A SECURITIES, INC. TRUST SERIES ____-__

                                 Issuing Entity



                                       AND



                           [NAME OF INDENTURE TRUSTEE]

                                Indenture Trustee



                                    INDENTURE



                          Dated as of ________________

                 _______________________________________________

                               ASSET-BACKED NOTES
                                 _______________


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                                TABLE OF CONTENTS

SECTION                                                                     PAGE


                                    ARTICLE I

                                   Definitions

Section 1.01  Definitions.......................................................
Section 1.02  Incorporation by Reference of Trust Indenture Act.................
Section 1.03  Rules of Construction.............................................

                               ARTICLE II

                       Original Issuance of Notes

Section 2.01  Form..............................................................
Section 2.02  Execution, Authentication and Delivery............................

                               ARTICLE III

                                Covenants

Section 3.01  Collection of Payments With Respect to Loans......................
Section 3.02  Maintenance of Office or Agency...................................
Section 3.03  Money For Payments to be Held in Trust; Paying Agent..............
Section 3.04  Existence.........................................................
Section 3.05  Payment of Principal and Interest; Defaulted Interest.............
Section 3.06  Protection of Trust Estate........................................
Section 3.07  Opinions as to Trust Estate.......................................
Section 3.08  Performance of Obligations; Servicing Agreement...................
Section 3.09  Negative Covenants................................................
Section 3.10  Annual Statement as to Compliance.................................
Section 3.11  Representations and Warranties Concerning the Loans...............
Section 3.12  Assignee of Record of the Loans...................................
Section 3.13  Investment Company Act............................................
Section 3.14  Servicer as Agent and Bailee of the Indenture Trustee.............
Section 3.15  Issuing Entity May Consolidate, Etc...............................
Section 3.16  Successor or Transferee...........................................
Section 3.17  No Other Business.................................................
Section 3.18  No Borrowing......................................................
Section 3.19  Guarantees, Loans, Advances and Other Liabilities.................
Section 3.20  Capital Expenditures..............................................
Section 3.21  Owner Trustee Not Liable for Certificates or Related Documents....
Section 3.22  Restricted Payments...............................................
Section 3.23  Notice of Events of Default.......................................
Section 3.24  Further Instruments and Acts......................................
Section 3.25  Statements to Noteholders.........................................
Section 3.26  Allocation of Realized Losses.....................................
Section 3.27  Determination of the Libor Rate...................................
Section 3.28  Liquidation on Final Maturity Date................................
Section 3.29  No Recourse.......................................................

                                   ARTICLE IV

               The Notes; Satisfaction and Discharge of Indenture

Section 4.01  The Notes.........................................................
Section 4.02  Registration of and Limitations on Transfer and Exchange of Notes;
              Appointment of Certificate Registrar..............................
Section 4.03  Mutilated, Destroyed, Lost or Stolen Notes........................
Section 4.04  Persons Deemed Owners.............................................
Section 4.05  Cancellation......................................................
Section 4.06  Book-Entry Notes..................................................
Section 4.07  Notices to Depository.............................................
Section 4.08  Definitive Notes..................................................
Section 4.09  Tax Treatment.....................................................
Section 4.10  Satisfaction and Discharge of Indenture...........................
Section 4.11  Application of Trust Money........................................
Section 4.12  [RESERVED]........................................................
Section 4.13  Repayment of Monies Held by Paying Agent..........................
Section 4.14  Temporary Notes...................................................

                                    ARTICLE V

                              Default and Remedies

Section 5.01  Events of Default.................................................
Section 5.02  Acceleration of Maturity; Rescission and Annulment................
Section 5.03  Collection of Indebtedness and Suits for Enforcement by Indenture
              Trustee......................
Section 5.04  Remedies; Priorities..............................................
Section 5.05  Optional Preservation of the Trust Estate.........................
Section 5.06  Limitation of Suits...............................................
Section 5.07  Unconditional Rights of Noteholders to Receive Principal and
              Interest..........................
Section 5.08  Restoration of Rights and Remedies................................
Section 5.09  Rights and Remedies Cumulative....................................
Section 5.10  Delay or Omission not a Waiver....................................
Section 5.11  Control by Noteholders............................................
Section 5.12  Waiver of Past Defaults...........................................
Section 5.13  Undertaking for Costs.............................................
Section 5.14  Waiver of Stay or Extension Laws..................................
Section 5.15  Sale of Trust Estate..............................................
Section 5.16  Action on Notes...................................................

                                   ARTICLE VI

                              The Indenture Trustee

Section 6.01  Duties of Indenture Trustee.......................................
Section 6.02  Rights of Indenture Trustee.......................................
Section 6.03  Individual Rights of Indenture Trustee............................
Section 6.04  Indenture Trustee's Disclaimer....................................
Section 6.05  Notice of Event Of DeFAULT........................................
Section 6.06  Reports by Indenture Trustee to Holders...........................
Section 6.07  Compensation and Indemnity........................................
Section 6.08  Replacement of Indenture Trustee..................................
Section 6.09  Successor Indenture Trustee by Merger.............................
Section 6.10  Appointment of Co-Indenture Trustee or Separate Indenture Trustee.
Section 6.11  Eligibility; Disqualification.....................................
Section 6.12  Preferential Collection of Claims Against Issuing Entity..........
Section 6.13  Representations and Warranties....................................
Section 6.14  Directions to Indenture Trustee...................................
Section 6.15  Indenture Trustee May Own Securities..............................
Section 6.16  Compliance with Withholding Requirements..........................

                                   ARTICLE VII

                         Noteholders' Lists and Reports

Section 7.01  Issuing Entity To Furnish Indenture Trustee Names and Addresses of
              Noteholders.................
Section 7.02  Preservation of Information; Communications to Noteholders........
Section 7.03  Reports by Issuing Entity.........................................
Section 7.04  Reports by Indenture Trustee......................................
Section 7.05  Reports Filed with Securities and Exchange Commission.............

                                  ARTICLE VIII

                      Accounts, Disbursements and Releases

Section 8.01  Collection of Money...............................................
Section 8.02  Trust Accounts....................................................
Section 8.03  Officer's Certificate.............................................
Section 8.04  Termination Upon Payment to Noteholders...........................
Section 8.05  Release of Trust Estate...........................................
Section 8.06  Surrender of Notes Upon Final Payment.............................

                                   ARTICLE IX

                             Supplemental Indentures

Section 9.01  Supplemental Indentures Without Consent of Noteholders............
Section 9.02  Supplemental Indentures with Consent of Noteholders...............
Section 9.03  Execution of Supplemental Indentures..............................
Section 9.04  Effect of Supplemental Indenture..................................
Section 9.05  Conformity with Trust Indenture Act...............................
Section 9.06  Reference in Notes to Supplemental Indentures.....................

                                    ARTICLE X

                                  Miscellaneous

Section 10.01 Compliance Certificates and Opinions, Etc.........................
Section 10.02 Form of Documents Delivered to Indenture Trustee..................
Section 10.03 Acts of Noteholders...............................................
Section 10.04 Notices, Etc., to Indenture Trustee, Issuing Entity and Rating
              Agencies........................
Section 10.05 Notices to Noteholders; Waiver....................................
Section 10.06 Alternate Payment and Notice Provisions...........................
Section 10.07 Conflict with Trust Indenture Act.................................
Section 10.08 Effect of Headings................................................
Section 10.09 Successors and Assigns............................................
Section 10.10 Separability......................................................
Section 10.11 Benefits of Indenture.............................................
Section 10.12 Legal Holidays....................................................
Section 10.13 GOVERNING LAW.....................................................
Section 10.14 Counterparts......................................................
Section 10.15 Recording of Indenture............................................
Section 10.16 Issuing Entity Obligation.........................................
Section 10.17 No Petition.......................................................
Section 10.18 Inspection........................................................


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EXHIBITS

Exhibit A-1       Form of Class A Notes
Exhibit A-2       Form of Class M Notes
Exhibit A-3       Form of Class B Notes
Exhibit C         Form of Rule 144A Investment Representation
Exhibit D         Form of Investor Representation Letter
Exhibit E         Form of Transferor Representation Letter
Appendix A        Definitions

         This Indenture, dated as of ____________________, between Deutsche Alt-A Securities, Inc. Trust Series ____- __, a Delaware business trust, as Issuing Entity (the "Issuing Entity"), and [Name of Indenture Trustee], as Indenture Trustee (the "Indenture Trustee"),

                                WITNESSETH THAT:

         Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuing Entity's Series ____-__ Asset-Backed Notes, Class A, Class M-1, Class M-2, Class B-1 and Class B-2 (collectively, the "Notes").

                                 GRANTING CLAUSE

         The Issuing Entity hereby Grants to the Indenture Trustee at the Closing Date, as trustee for the benefit of the Holders of each Class of Notes, all of the Issuing Entity's right, title and interest in, to and under, whether now existing or hereafter created, (i) the Loans and all payments and other collections in respect of the Loans received or due after the Cut-off Date, (ii) the Loan Purchase Agreements, (iii) any real property acquired on behalf of the Issuing Entity, (iv) such funds as from time to time are deposited in the in the Payment Account and in all proceeds thereof; and (v) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Trust Estate" or the "Collateral").

         The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

         The Indenture Trustee, as trustee on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and agrees to perform its duties as Indenture Trustee as required herein.

                                   ARTICLE I

                                  Definitions

         Section 1.01 DEFINITIONS. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

         Section 1.02 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the Trust Indenture Act (the "TIA"), the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the Securities and Exchange Commission.

         "indenture securities" means the Notes.

         "indenture security holder" means a Noteholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Indenture Trustee.

         "obligor" on the indenture securities means the Issuing Entity and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

         Section 1.03 RULES OF CONSTRUCTION. Unless the context otherwise requires:

                  (i) a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

                  (iii) "or" is not exclusive;

                  (iv) "including" means including without limitation;

                  (v) words in the singular include the plural and words in the plural include the singular; and

                  (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                           Original Issuance of Notes

         Section 2.01 FORM. The Notes, together with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

         The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Officers executing such Notes, as evidenced by their execution of such Notes.

         The terms of the Notes set forth in Exhibits A-1, A-2 and A-3 are part of the terms of this Indenture.

         Section 2.02 EXECUTION, AUTHENTICATION AND DELIVERY. The Notes shall be executed on behalf of the Issuing Entity by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

         Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuing Entity shall bind the Issuing Entity, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

         The Indenture Trustee shall upon Issuing Entity Request authenticate and deliver Notes for original issue in an aggregate initial principal amount of $_________.

         Each Class of Notes shall be dated the date of its authentication. The Book-Entry Notes shall be issuable in book-entry format and shall be issuable in the minimum initial Note Balances of $25,000 and in integral multiples of $1 in excess thereof. The Physical Notes will be evidenced by a physical, fully registered Note transferable through the facilities of the Note Registrar and shall be issuable in the minimum initial Note Balances of $25,000 and in integral multiples of $1 in excess thereof.

         No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

                                  ARTICLE III

                                   Covenants

         Section 3.01 COLLECTION OF PAYMENTS WITH RESPECT TO LOANS. The Indenture Trustee shall establish and maintain with itself the Payments Account in which the Indenture Trustee shall, subject to the terms of this paragraph, deposit, on the same day as it is received from the Servicer, each remittance received by the Indenture Trustee with respect to the Loans. The Indenture Trustee shall make all payments of principal and interest on the Notes, subject to Section 3.03, as provided in Section 3.05 herein from monies on deposit in the Payment Account.

         Section 3.02 MAINTENANCE OF OFFICE OR AGENCY. The Issuing Entity will maintain in the City of New York, an office or agency where, subject to satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuing Entity in respect of the Notes and this Indenture may be served. The Issuing Entity hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. If at any time the Issuing Entity shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuing Entity hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

         Section 3.03 MONEY FOR PAYMENTS TO BE HELD IN TRUST; PAYING AGENT. (a) As provided in Section 3.01, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account pursuant to Section 3.01 shall be made on behalf of the Issuing Entity by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Payment Account for payments of Notes shall be paid over to the Issuing Entity except as provided in this Section 3.03.

         The Issuing Entity will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

                  (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                  (ii) give the Indenture Trustee written notice of any default by the Issuing Entity of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

                  (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

                  (iv) immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;

                  (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

                  (vi) deliver to the Indenture Trustee a copy of the report to Noteholders prepared with respect to each Payment Date by the Servicer pursuant to Section 4.01 of the Servicing Agreement.

         The Issuing Entity may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuing Entity Request direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuing Entity on Issuing Entity Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuing Entity for payment thereof (but only to the extent of the amounts so paid to the Issuing Entity), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuing Entity cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuing Entity. The Indenture Trustee may also adopt and employ, at the expense and direction of the Issuing Entity, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

         Section 3.04 EXISTENCE. The Issuing Entity will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuing Entity hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuing Entity will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes and each other instrument or agreement included in the Trust Estate.

         Section 3.05 PAYMENT OF PRINCIPAL AND INTEREST; DEFAULTED INTEREST. (a) On each Payment Date from amounts on deposit in the Payment Account the Paying Agent shall pay to the Noteholders, the Certificate Paying Agent, on behalf of the Certificateholders, and to other Persons the Interest Remittance Amount and Principal Payment Amount, as set forth in the statements delivered to the Indenture Trustee pursuant to Section 4.01 of the Servicing Agreement, in the order of priority set forth in this Section 3.05.

         (b) On each Payment Date, the Remittance Amount shall be distributed in the following priority, in each case to the extent of the then remaining Remittance Amount:

                  (i) first, to the Class A Notes, Current Interest and any Carryforward Interest for each such Payment Date;

                  (ii) second, to the Class M-1 Notes, Current Interest and any Carryforward Interest for such class and such Payment Date;

                  (iii) third, to the Class M-2 Notes, Current Interest and any Carryforward Interest for such class and such Payment Date;

                  (iv) fourth, to the Class B-1 Notes, Current Interest and any Carryforward Interest for such class and such Payment Date; and

                  (v) fifth, to the Class B-2 Notes, Current Interest and any Carryforward Interest for such class and such Payment Date.

         (c) On each Payment Date, prior to the Stepdown Date, the remaining Remittance Amount after payments made pursuant to Section 3.01(b) above, not to exceed the Principal Payment Amount, shall be distributed in the following order of priority:

                  (i) first, to the Class A Notes, until their Class Principal Balance of the Class A Notes has been reduced to zero;

                  (ii) second, to the Class M-1 Notes, until the Class Principal Balance of the Class M-1 Notes has been reduced to zero;

                  (iii) third, to the Class M-2 Notes, until the Class Principal Balance of the Class M-2 Notes has been reduced to zero;

                  (iv) fourth, to the Class B-1 Notes, until the Class Principal Balance of the Class B-1 Notes has been reduced to zero; and

                  (v) fifth, to the Class B-2 Notes, until the Class Principal Balance of the Class B-2 Notes has been reduced to zero.

         (d) On each Payment Date, on or after the Stepdown Date, the remaining Remittance Amount after payments made pursuant to Section 3.01(b) and (c) above, not to exceed the Principal Payment Amount, shall be distributed in the following order of priority:

                  (i) first, to the Class A Notes, the Senior Principal Payment Amount for such payment date, until the Class Principal Balance of the Class A Notes has been reduced to zero;

                  (ii) second, to the Class M-1 Notes, the Class M-1 Principal Payment Amount for such payment date, until the Class Principal Balance of such Class has been reduced to zero;

                  (iii) third, to the Class M-2 Notes, the Class M-2 Principal Payment Amount for such payment date, until the Class Principal Balance of such Class has been reduced to zero;

                  (iv) fourth, to the Class B-1 Notes, the Class B-1 Principal Payment Amount for such payment date, until the Class Principal Balance of such Class has been reduced to zero; and

                  (v) fifth, to the Class B-2 Notes, the Class B-2 Principal Payment Amount for such payment date, until the Class Principal Balance of such Class has been reduced to zero.

         (e) On each Payment Date, the Monthly Excess Cashflow shall be distributed in the following order of priority:

                  (i) (A) on each Payment Date prior to the Stepdown Date, until the aggregate Class Principal Balance of the Notes equals the Aggregate Loan Balance for such Payment Date minus the Targeted
         Overcollateralization Amount for such date, in the following order of priority:

                           (1) first, to the Class A Notes until the Class
                  Principal Balance has been reduced to zero;

                           (2) second, to the Class M-1 Notes, until the Class
                  Principal Balance of such Class has been reduced to zero;

                           (3) third, to the Class M-2 Notes, until the Class
                  Principal Balance of such Class has been reduced to zero;

                           (4) fourth, to the Class B-1 Notes, until the Class
                  Principal Balance of such Class has been reduced to zero; and

                           (5) fifth, to the Class B-2 Notes, until the Class
                  Principal Balance of such Class has been reduced to zero.

                  (B) On each Payment Date on or after the Stepdown Date, to make any principal payments required to be made on such payment date pursuant to Section 3.05(d), after giving effect to the payment of the Principal Payment Amount for such date, in accordance with the priorities set forth therein but without regard to the limitation of such payments in the aggregate to the Principal Payment Amount;

                           (ii) to the Class M-1 Notes, any Deferred Amount for
                  such class;

                           (iii) to the Class M-2 Notes, any Deferred Amount for
                  such class;

                           (iv) to the Class B-1 Notes, any Deferred Amount for
                  such class;

                           (v) to the Class B-2 Notes, any Deferred Amount for
                  such class;

                           (vi) to the Class A Notes, any applicable Basis Risk
                  Shortfall for each class;

                           (vii) to the Class M-2 Notes, any applicable Basis
                  Risk Shortfall for such class;

                           (viii) to the Class B-1 Notes, any applicable Basis
                  Risk Shortfall for such class;

                           (ix) to the Class B-2 Notes, any Available Funds
                  Shortfall for such class;

                           (x) to the Indenture Trustee, any Trustee Additional
                  Expenses and any amounts owing to the Indenture Trustee pursuant to Section 6.07 and the Owner Trustee pursuant to
                  Article VII of the Trust Agreement, in each case remaining unpaid; and

                           (xi) to the Certificate Paying Agent, all remaining
                  Remittance Amounts.

         (f) On each Payment Date, the Certificate Paying Agent shall deposit in the Certificate Distribution Account all amounts it received pursuant to this
Section 3.05 for the purpose of reimbursing the Owner Trustee with respect to certain amounts and distributing such funds to the Class CE Certificateholder.

         (g) The amounts paid to Noteholders shall be paid to the Notes in accordance with the applicable percentage as set forth in paragraph (h) below. Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuing Entity on the applicable Payment Date shall, if such Holder holds Notes of an aggregate initial Note Balance of at least $1,000,000, be paid to each Holder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Holder reasonably satisfactory to the Indenture Trustee as of the preceding Record Date or in all other cases or if no such instructions have been delivered to the Indenture Trustee, by check to such Noteholder mailed to such Holder's address as it appears in the Note Register the amount required to be distributed to such Holder on such Payment Date pursuant to such Holder's Securities; provided, however, that the Indenture Trustee shall not pay to such Holders any amount required to be withheld from a payment to such Holder by the Code.

         (h) The principal of each Note shall be due and payable in full on the Final Scheduled Payment Date for such Note as provided in the related form of Note set forth in Exhibits A-1, A-2 and A-3. All principal payments on the Notes shall be made to the Noteholders entitled thereto in accordance with the Percentage Interests represented by such Notes. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Final Scheduled Payment Date or other final Payment Date. Such notice shall be mailed no later than five Business Days prior to such Final Scheduled Payment Date or other final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Note at the Final Scheduled Payment Date or other final Payment Date will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for such final payment.

         Section 3.06 PROTECTION OF TRUST ESTATE. (a) As and when requested by the Indenture Trustee, the Issuing Entity will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

         (b) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

                  (i) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture; or

                  (ii) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.

         (c) Except as otherwise provided in this Indenture, the Indenture Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.07 (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.07(a), if no Opinion of Counsel has yet been delivered pursuant to Section 3.07(b)) unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

         The Issuing Entity hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.06.

         Section 3.07 OPINIONS AS TO TRUST ESTATE. (a) On the Closing Date, the Issuing Entity shall furnish to the Indenture Trustee and the Owner Trustee an Opinion of Counsel at the expense of the Issuing Entity either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest in the Loans and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

         (b) On or before December 31st in each calendar year, beginning in ____, the Issuing Entity shall furnish to the Indenture Trustee an Opinion of Counsel at the expense of the Issuing Entity either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest in the Loans and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest in the Loans until December 31 in the following calendar year.

         Section 3.08 PERFORMANCE OF OBLIGATIONS; SERVICING AGREEMENT. (a) The Issuing Entity will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate.

         (a) The Issuing Entity may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuing Entity shall be deemed to be action taken by the Issuing Entity.

         (b) The Issuing Entity will not take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under any of the documents relating to the Loans or under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Loans or any such instrument, except such actions as the Servicer is expressly permitted to take in the Servicing Agreement.

         (c) The Issuing Entity may retain an administrator and may enter into contracts with other Persons for the performance of the Issuing Entity's obligations hereunder, and performance of such obligations by such Persons shall be deemed to be performance of such obligations by the Issuing Entity.

         Section 3.09 NEGATIVE COVENANTS. So long as any Notes are Outstanding, the Issuing Entity shall not:

                  (i) except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate, unless directed to do so by the Indenture Trustee;

                  (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

                  (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or

                  (iv) waive or impair, or fail to assert rights under, the Loan Purchase Agreement or in any Basic Document, if any such action would materially and adversely affect the interests of the Noteholders.

         Section 3.10 ANNUAL STATEMENT AS TO COMPLIANCE. The Issuing Entity will deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuing Entity (commencing with the fiscal year ____), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

                  (i) a review of the activities of the Issuing Entity during such year and of its performance under this Indenture and the Owner Trust Agreement has been made under such Authorized Officer's supervision; and

                  (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuing Entity has complied with all conditions and covenants under this Indenture and the provisions of the Owner Trust Agreement throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

         Section 3.11 REPRESENTATIONS AND WARRANTIES CONCERNING THE LOANS. The Indenture Trustee, as pledgee of the Loans, has the benefit of the representations and warranties made by the Seller in Section 2 and Exhibit B of the Loan Purchase Agreement concerning the Loans and the right to enforce the remedies against the Seller provided in such Section 3.1(a) or Section 3.1(b) to the same extent as though such representations and warranties were made directly to the Indenture Trustee.

         Section 3.12 ASSIGNEE OF RECORD OF THE LOANS. The Issuing Entity hereby directs and authorizes the Indenture Trustee to hold record title to the Loans by being named as payee in the endorsements of the Mortgage Notes and assignee in the Assignments of Mortgage to be recorded. Except as expressly provided in the Loan Purchase Agreement or in the Servicing Agreement with respect to any specific Loan, the Indenture Trustee shall not execute any endorsement or assignment or otherwise release or transfer such record title to any of the Loans until such time as the remaining Trust may be released pursuant to Section 8.05(b). The Indenture Trustee's holding of such record title shall in all respects be subject to its fiduciary obligations to the Noteholders hereunder.

         Section 3.13 INVESTMENT COMPANY ACT. The Issuing Entity shall not become an "investment company" or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term "investment company" but also any available exceptions to such general definition); provided, however, that the Issuing Entity shall be in compliance with this
Section 3.12 if it shall have obtained an order exempting it from regulation as an "investment company" so long as it is in compliance with the conditions imposed in such order.

         Section 3.14 SERVICER AS AGENT AND BAILEE OF THE INDENTURE TRUSTEE. Solely for purposes of perfection under Section 9-305 of the Uniform Commercial Code or other similar applicable law, rule or regulation of the state in which such property is held by the Servicer, the Issuing Entity and the Indenture Trustee hereby acknowledges that the Servicer is acting as agent and bailee of the Indenture Trustee in holding amounts on deposit in the Custodial Account pursuant to Section 3.02 of the Servicing Agreement that are allocable to the Loans, as well as its agent and bailee in holding any Related Documents released to the Servicer pursuant to Section 3.06(c) of the Servicing Agreement, and any other items constituting a part of the Trust Estate which from time to time come into the possession of the Servicer. It is intended that, by the Servicer's acceptance of such agency pursuant to Section 3.02 of the Servicing Agreement, the Indenture Trustee, as a pledgee of the Loans, will be deemed to have possession of such Related Documents, such monies and such other items for purposes of Section 9-305 of the Uniform Commercial Code of the state in which such property is held by the Servicer.

         Section 3.15 ISSUING ENTITY MAY CONSOLIDATE, ETC. (a) The Issuing Entity shall not consolidate or merge with or into any other Person, unless:

                  (i) the Person (if other than the Issuing Entity) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and to the Certificate Paying Agent, on behalf of the Certificateholders and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuing Entity to be performed or observed, all as provided herein;

                  (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

                  (iii) the Rating Agencies shall have notified the Issuing Entity that such transaction shall not cause the rating of any of the Notes to be reduced, suspended or withdrawn or to be considered by either Rating Agency to be below investment grade;

                  (iv) the Issuing Entity shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuing Entity, any Noteholder or any Certificateholder;

                  (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

                  (vi) the Issuing Entity shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

         (b) The Issuing Entity shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person (unless:

                  (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuing Entity the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuing Entity to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuing Entity against and from any loss, liability or expense arising under or related to this Indenture and the Notes and
         (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) the Rating Agencies shall have notified the Issuing Entity that such transaction shall not cause the rating of the Notes or the Certificates to be reduced, suspended or withdrawn;

                  (iv) the Issuing Entity shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuing Entity or any Noteholder;

                  (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

                  (vi) the Issuing Entity shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

         Section 3.16 SUCCESSOR OR TRANSFEREE. (a) Upon any consolidation or merger of the Issuing Entity in accordance with Section 3.13(a), the Person formed by or surviving such consolidation or merger (if other than the Issuing Entity) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuing Entity under this Indenture with the same effect as if such Person had been named as the Issuing Entity herein.

         (b) Upon a conveyance or transfer of all the assets and properties of the Issuing Entity pursuant to Section 3.13(b), the Issuing Entity will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuing Entity with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee of such conveyance or transfer.

         Section 3.17 NO OTHER BUSINESS. The Issuing Entity shall not engage in any business other than financing, purchasing, owning and selling and managing the Loans and the issuance of the Notes and Certificates in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

         Section 3.18 NO BORROWING. The Issuing Entity shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes.

         Section 3.19 GUARANTEES, LOANS, ADVANCES AND OTHER LIABILITIES. Except as contemplated by this Indenture or the Basic Documents, the Issuing Entity shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

         Section 3.20 CAPITAL EXPENDITURES. The Issuing Entity shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

         Section 3.21 OWNER TRUSTEE NOT LIABLE FOR CERTIFICATES OR RELATED DOCUMENTS. The recitals contained herein shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Indenture, of any Basic Document or of the Certificate (other than the signatures of the Owner Trustee on the Certificate) or the Notes, or of any Related Documents. The Owner Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under the Owner Trust Agreement or the Noteholders under this Indenture, including, the compliance by the Depositor or the Seller with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Certificate Paying Agent, the Certificate Registrar or the Indenture Trustee taken in the name of the Owner Trustee.

         Section 3.22 RESTRICTED PAYMENTS. The Issuing Entity shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuing Entity or otherwise with respect to any ownership or equity interest or security in or of the Issuing Entity, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuing Entity may make, or cause to be made, (x) distributions to the Owner Trustee and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under the Owner Trust Agreement and (y) payments to the Servicer pursuant to the terms of the Servicing Agreement. The Issuing Entity will not, directly or indirectly, make payments to or distributions from the Custodial Account except in accordance with this Indenture and the Basic Documents.

         Section 3.23 NOTICE OF EVENTS OF DEFAULT. The Issuing Entity shall give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder and under the Owner Trust Agreement.

         Section 3.24 FURTHER INSTRUMENTS AND ACTS. Upon request of the Indenture Trustee, the Issuing Entity will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         Section 3.25 STATEMENTS TO NOTEHOLDERS. On each Payment Date, the Indenture Trustee and the Certificate Registrar shall forward by mail or facsimile to each Noteholder and Certificateholder, respectively, the Statement delivered to it, on the Business Day following the related Determination Date pursuant to Section 4.01 of the Servicing Agreement.

         Section 3.26 ALLOCATION OF REALIZED LOSSES. On any Payment Date in which the Overcollateralized Amount has been reduced to zero, and an Applied Loss Amount exists, such Applied Loss Amount shall be allocated in the following priority:

         (a) first, the Class Principal Balance of the Class B-2 Notes shall be reduced, until the Class Principal Balance thereof has been reduced to zero;

         (b) second, the Class Principal Balance of the Class B-1 Notes shall be reduced, until the Class Principal Balance thereof has been reduced to zero;

         (c) third, the Class Principal Balance of the Class M-2 Notes shall be reduced, until the Class Principal Balance thereof has been reduced to zero; and

         (d) fourth, the Class Principal Balance of the Class M-1 Notes shall be reduced, until the Class Principal Balance thereof has been reduced to zero.

         The Class Principal Balance of the Class A Notes will not be so reduced and will continue to receive Current Interest thereon in accordance with Section 3.05(b).

         Section 3.27 DETERMINATION OF THE LIBOR RATE. On each LIBOR Rate Adjustment Date, LIBOR shall be established by the Indenture Trustee and as to any Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A M , London time, on that LIBOR rate adjustment date. Dow Jones Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Servicer, the rate will be the reference bank rate.

         The Reference Bank Rate will be determined on the basis of the rates at which deposits in the U. S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Servicer. The Reference Bank Rate will be determined as of 11:00 A M , London time, on the LIBOR rate adjustment date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Class Principal Balance of the Class A Notes. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Servicer, as of 11:00 A M , New York City time, on that date for loans in U S Dollars to leading European banks for a period of one month in amounts approximately equal to the note balance of the Class A Notes. If no quotations can be obtained, the rate will be LIBOR for the prior Payment Date; provided however, if, under the priorities listed previously in this paragraph, LIBOR for a Payment Date would be based on LIBOR for the previous Payment Date for the third consecutive Payment Date, the Indenture Trustee after consultation with the Servicer shall select an alternative comparable index over which the Indenture Trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than
(a) a Saturday or a Sunday or (b) a day on which banking institutions in the city of London, England or New York, New York are required or authorized by law to be closed.

         The establishment of LIBOR by the Indenture Trustee and the Indenture Trustee's subsequent calculation of the Note Interest Rate applicable to the Class A, Class M-2 and Class B-1 Notes for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

         Section 3.28 LIQUIDATION ON FINAL MATURITY DATE. On the Final Maturity Date, if the Securities are not paid in full on or prior to the Final Maturity Date, the Indenture Trustee shall take full account of the assets and liabilities of the Owner Trust, shall liquidate the assets, in a commercially reasonable manner and on commercially reasonable terms, as promptly as is consistent with obtaining the fair value thereof and in accordance with Section 5.15, and shall apply and distribute the proceeds therefrom in the order of priority described in Section 3.05(b), (c), (d), (e), (f) and (g).

         Section 3.29 NO RECOURSE. Upon the occurrence of an Event of Default under the Notes, this Indenture or the other Basic Documents, Holders of the Notes shall have recourse only to the Collateral and all proceeds thereof, as and to the extent provided herein, and no recourse shall be had by such Holders against the Issuing Entity or its other assets or properties.

                                   ARTICLE IV

               The Notes; Satisfaction and Discharge of Indenture

         Section 4.01 THE NOTES. The Book-Entry Notes shall be registered in the name of a nominee designated by the Depository. Beneficial Owners will hold interests in the Book-Entry Notes through the book-entry facilities of the Depository in minimum initial Note Balances of $25,000 and integral multiples of $1 in excess thereof. Ownership in any Physical Note will be evidenced by a physical, fully registered Note transferable through the facilities of the Note Registrar.

         The Indenture Trustee may for all purposes (including the making of payments due on the Book- Entry Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Book-Entry Notes for the purposes of exercising the rights of Holders of Book-Entry Notes hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Book-Entry Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08, Beneficial Owners shall not be entitled to definitive certificates for the Book-Entry Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Book-Entry Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Holders of the Book-Entry Notes and give notice to the Depository of such record date. Without the consent of the Issuing Entity and the Indenture Trustee, no Book-Entry Note may be transferred by the Depository except to a successor Depository that agrees to hold such Book-Entry Note for the account of the Beneficial Owners.

         In the event the Depository Trust Company resigns or is removed as Depository, the Indenture Trustee with the approval of the Issuing Entity may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository's resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Book-Entry Notes it beneficially owns in the manner prescribed in Section 4.08.

         The Notes shall, on original issue, be executed on behalf of the Issuing Entity by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Note Registrar and delivered by the Indenture Trustee to or upon the order of the Issuing Entity.

         Section 4.02 REGISTRATION OF AND LIMITATIONS ON TRANSFER AND EXCHANGE OF NOTES; APPOINTMENT OF CERTIFICATE REGISTRAR. The Issuing Entity shall cause to be kept at the Indenture Trustee's Corporate Trust Office a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.

         Each Person who has or who acquires any Note (other than a Class B-2
Note) shall be deemed by the acceptance or acquisition of such Note to have represented that the either (1) it is not acquiring the Note with the assets of a Plan or (2) the acquisition and holding of a Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code as a result of any of the above-mentioned Persons being a "Party in Interest" (within the meaning of ERISA) or Disqualified Person (within the meaning of the Code).

         No Class B-2 Note may be sold or transferred unless: (1) the transferee is not a Plan or any other person acting on behalf of a Plan, or using the assets of a Plan to acquire such Notes; or (2) the transferee is a Plan and has provided the Issuing Entity and the Indenture Trustee an Opinion of Counsel satisfactory to the Issuing Entity and the Indenture Trustee that the purchase, holding and transfer of the Class B-2 Notes or interests therein is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuing Entity, the Owner Trustee or the Indenture Trustee to any obligation in addition to those undertaken in this Agreement.

         The Class B-2 Notes cannot be sold or transferred to Non-United States Persons.

         No transfer, sale, pledge or other disposition of a Class B-2 Note shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, the Indenture Trustee prior to such transfer either
(i) shall require the transferee to execute an investment letter in substantially the form attached hereto as Exhibit C (or in such form and substance reasonably satisfactory to the Indenture Trustee) which investment letters shall not be an expense of the Trust, the Indenture Trustee, the Servicer or the Depositor and which investment letter states that, among other things, such transferee (a) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (b) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A or (ii) (a) may require the delivery of a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Indenture Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust, the Indenture Trustee, the Servicer or the Depositor and (b) shall require the transferee to execute a representation letter, substantially in the form of Exhibit D hereto, and the transferor to execute a representation letter, substantially in the form of Exhibit E hereto, each acceptable to and in form and substance satisfactory to the Indenture Trustee certifying the facts surrounding such transfer, which representation letters shall not be an expense of the Trust, the Indenture Trustee, the Servicer or the Depositor.

         Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Class of Note at the Corporate Trust Office, the Issuing Entity shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same Class in authorized initial Note Balances evidencing the same aggregate Percentage Interests.

         Subject to the foregoing, at the option of the Noteholders, Notes may be exchanged for other Notes of the same Class and of like tenor, in authorized initial Note Balances evidencing the same aggregate Percentage Interests upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Note Registrar. Whenever any Notes are so surrendered for exchange, the Indenture Trustee shall execute and the Note Registrar shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing with such signature guaranteed by a commercial bank or trust company located or having a correspondent located in the city of New York. Notes delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.

         No service charge shall be imposed for any registration of transfer or exchange of Notes, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

         All Notes surrendered for registration of transfer and exchange shall be canceled by the Note Registrar and delivered to the Indenture Trustee for subsequent destruction without liability on the part of either.

         The Issuing Entity hereby appoints the Indenture Trustee as Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section 3.09 of the Owner Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges thereof pursuant to Section 3.05 of the Owner Trust Agreement. The Indenture Trustee hereby accepts such appointment.

         Section 4.03 MUTILATED, DESTROYED, LOST OR STOLEN NOTES. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuing Entity and the Indenture Trustee harmless, then, in the absence of notice to the Issuing Entity, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuing Entity shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuing Entity may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuing Entity and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuing Entity or the Indenture Trustee in connection therewith.

         Upon the issuance of any replacement Note under this Section 4.03, the Issuing Entity may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

         Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuing Entity, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         Section 4.04 PERSONS DEEMED OWNERS. Prior to due presentment for registration of transfer of any Note, the Issuing Entity, the Indenture Trustee and any agent of the Issuing Entity or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuing Entity, the Indenture Trustee nor any agent of the Issuing Entity or the Indenture Trustee shall be affected by notice to the contrary.

         Section 4.05 CANCELLATION. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuing Entity may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuing Entity may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 4.05, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuing Entity shall direct by an Issuing Entity Request that they be destroyed or returned to it; provided however, that such Issuing Entity Request is timely and the Notes have not been previously disposed of by the Indenture Trustee.

         Section 4.06 BOOK-ENTRY NOTES. The Notes (other than the Class B-2 Notes), upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Depository, by, or on behalf of, the Issuing Entity. The Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner will receive a Definitive Note representing such Beneficial Owner's interest in such Note, except as provided in Section 4.08. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to Beneficial Owners pursuant to Section 4.08:

                  (i) the provisions of this Section 4.06 shall be in full force and effect;

                  (ii) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Owners of the Notes;

                  (iii) to the extent that the provisions of this Section 4.06 conflict with any other provisions of this Indenture, the provisions of this Section 4.06 shall control;

                  (iv) the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Owners of Notes and the Depository and/or the Depository Participants. Unless and until Definitive Notes are issued pursuant to Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants; and

                  (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Note Balances of the Notes, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

         Section 4.07 NOTICES TO DEPOSITORY. Whenever a notice or other communication to the Holders of the Notes is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to Section 4.08, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Depository, and shall have no obligation to the Beneficial Owners.

         Section 4.08 DEFINITIVE NOTES. If (i) the Indenture Trustee determines that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Notes and the Indenture Trustee is unable to locate a qualified successor, (ii) the Indenture Trustee elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default, Owners of the Notes representing beneficial interests aggregating at least a majority of the Note Balances of the Notes advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Beneficial Owners, then the Depository shall notify all Beneficial Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Beneficial Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Depository, accompanied by registration instructions, the Issuing Entity shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Depository. None of the Issuing Entity, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

         Section 4.09 TAX TREATMENT. The Issuing Entity has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuing Entity. The Issuing Entity, by entering into this Indenture, and each Noteholder, by its acceptance of its Note (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuing Entity and agree, so long as the equity of the Issuing Entity is owned by one person for federal income tax purposes, to disregard the Issuing Entity as an entity separate from its 100% owner. However, in the event the Issuing Entity is treated as a partnership, then the Administrator pursuant to the Administration Agreement shall, for federal income tax information and reporting purposes, treat the Issuing Entity as a partnership and will file such tax returns relating to a partnership (including the partnership information return on IRS Form 1065). All of the parties hereto and each Noteholder agrees to appoint the Administrator as agent to the "tax matters person" for federal income tax purposes, if necessary.

         Section 4.10 SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.06, 3.09, 3.13, 3.15, 3.16 and the last paragraph of Section 4.02, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.11) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuing Entity, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

                           (A) either

                                    (1) each Class of Notes theretofore
                           authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section
                           4.03 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuing Entity and thereafter repaid to the Issuing Entity or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

                                    (2) each Class of Notes not theretofore
                           delivered to the Indenture Trustee for cancellation

                                            a. have become due and payable,

                                            b. will become due and payable
                                    within one year, or

                                            c. have been declared immediately
                                    due and payable pursuant to Section 5.02.

         and the Issuing Entity, in the case of a. or b. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes then outstanding not theretofore delivered to the Indenture Trustee for cancellation when due on the Final Scheduled Payment Date;

                           (B) the Issuing Entity has paid or caused to be paid
                  all other sums payable hereunder by the Issuing Entity; and

                           (C) the Issuing Entity has delivered to the Indenture
                  Trustee an Officer's Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 10.01, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and, if the Opinion of Counsel relates to a deposit made in connection with Section 4.10(A)(2)b. above, such opinion shall further be to the effect that such deposit will not have any material adverse tax consequences to the Issuing Entity, any Noteholders or any Certificateholders.

         Section 4.11 APPLICATION OF TRUST MONEY. All monies deposited with the Indenture Trustee pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent or Certificate Paying Agent, as the Indenture Trustee may determine, to the Holders of Securities, of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds except to the extent required herein or required by law.

         Section 4.12 [RESERVED]

         Section 4.13 REPAYMENT OF MONIES HELD by PAYING AGENT. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Person other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuing Entity, be paid to the Indenture Trustee to be held and applied according to Section 3.05 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

         Section 4.14 TEMPORARY NOTES. Pending the preparation of any Definitive Notes, the Issuing Entity may execute and upon its written direction, the Indenture Trustee may authenticate and make available for delivery, temporary Notes that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

         If temporary Notes are issued, the Issuing Entity will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of the Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Indenture Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuing Entity shall execute and the Indenture Trustee shall authenticate and make available for delivery, in exchange therefor, Definitive Notes of authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

                                   ARTICLE V

                              Default and Remedies

         Section 5.01 EVENTS OF DEFAULT. The Issuing Entity shall deliver to the Indenture Trustee, within five days after learning of the occurrence any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii) of the definition of "Event of Default" written notice in the form of an Officer's Certificate of its status and what action the Issuing Entity is taking or proposes to take with respect thereto.

         Section 5.02 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee may, and upon the request of the Holders of Notes representing not less than a majority of the Note Balances of all Notes, the Indenture Trustee shall, declare the Notes to be immediately due and payable, by a notice in writing to the Issuing Entity (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of each class of Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

         At any time after such declaration of acceleration of maturity with respect to an Event of Default has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders of Notes representing a majority of the Note Balances of all Notes, by written notice to the Issuing Entity and the Indenture Trustee may in writing waive the related Event of Default and rescind and annul such declaration and its consequences if:

                  (i) the Issuing Entity has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                           (A) all payments of principal of and interest on the
                  Notes and all other amounts that would then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and

                           (B) all sums paid by the Indenture Trustee hereunder
                  and the reasonable compensation, expenses and disbursements of the Indenture Trustee and its agents and counsel; and

                  (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

         No such rescission shall affect any subsequent default or impair any right consequent thereto.

         Section 5.03 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY INDENTURE TRUSTEE.

         (a) Subject to Section 3.27, the Issuing Entity covenants that if a default occurs in the payment of (i) any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuing Entity shall, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of Notes, the whole amount then due and payable on the Notes for principal and interest, with interest upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses and disbursements of the Indenture Trustee and its agents and counsel.

         (b) In case the Issuing Entity shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to the provisions of Section 10.17 hereof may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuing Entity or other obligor upon the Notes and collect in the manner provided by law out of the property of the Issuing Entity or other obligor upon the Notes, wherever situated, the monies adjudged or decreed to be payable.

         (c) If an Event of Default occurs and is continuing, the Indenture Trustee subject to the provisions of Section 10.17 hereof may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

         (d) In case there shall be pending, relative to the Issuing Entity or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuing Entity or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuing Entity or other obligor upon the Notes, or to the creditors or property of the Issuing Entity or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

                  (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Noteholders allowed in such Proceedings;

                  (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

                  (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

                  (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuing Entity, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence, willful misconduct or bad faith.

         (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

         (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

         (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

         Section 5.04 REMEDIES; PRIORITIES. (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee subject to the provisions of Section 10.17 hereof may do one or more of the following (subject to Section 5.05):

                  (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuing Entity and any other obligor upon such Notes monies adjudged due;

                  (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

                  (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes;

                  (iv) [Reserved]

                  (v) refrain from selling the Trust Estate (unless otherwise directed by a majority of noteholders) and continue to apply all amounts received thereon to payments on the Notes in accordance with
         Section 3.05; and

                  (vi) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law.

provided, however, that the Indenture Trustee must sell or otherwise liquidate the Trust Estate following an Event of Default, if (i) the Holders of the Notes representing not less than a majority of the Note Balance of all of the Notes direct the Indenture Trustee to sell or otherwise liquidate the Trust Estate or
(ii) the Indenture Trustee determines that the Loans will not continue to provide sufficient funds for (A) the payment of expenses under this Indenture and (B) the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable. In determining such sufficiency or insufficiency with respect to clause (A) and (B), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding the foregoing, so long as a Servicing Default has not occurred, any Sale of the Trust Estate shall be made subject to the continued servicing of the Loans by the Servicer as provided in the Servicing Agreement.

         (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

                  FIRST: to the Indenture Trustee for amounts due and unpaid under Section 6.07 and to the Owner Trustee for amounts due and unpaid under Article VII of the Amended and Restated Trust Agreement;

                  SECOND: to the Class A Noteholders, the amount of any Current Interest and any Carryforward Interest, any applicable Basis Risk Shortfall, and further as principal until the Class Principal Balance of such Class has been reduced to zero;

                  THIRD: to the Class M-1 Noteholders, the amount of any Current Interest and any Carryforward Interest, any applicable Deferred Amounts, and further as principal until the Class Principal Balance of such Class has been reduced to zero;

                  FOURTH: to the Class M-2 Noteholders, the amount of any Current Interest and any Carryforward Interest, any applicable Deferred Amounts, any applicable Basis Risk Shortfall, and further as principal until the Class Principal Balance of such Class has been reduced to zero;

                  FIFTH: to the Class B-1 Noteholders, the amount of any Current Interest and any Carryforward Interest, any applicable Deferred Amounts, any applicable Basis Risk Shortfall, and further as principal until the Class Principal Balance of such Class has been reduced to zero;

                  SIXTH: to the Class B-2 Noteholders, the amount of any Current Interest and any Carryforward Interest, any applicable Deferred Amounts, any applicable Available Funds Shortfall, and further as principal until the Class Principal Balance of such Class has been reduced to zero; and

                  SEVENTH: to the payment of the remainder, if any to the Certificate Paying Agent on behalf of the Issuing Entity or to any other person legally entitled thereto.

                  The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 5.04. At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder a notice that states the record date, the payment date and the amount to be paid.

         Section 5.05 OPTIONAL PRESERVATION OF THE TRUST ESTATE. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee shall, unless otherwise directed to by a majority of noteholders, elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and other obligations of the Issuing Entity.

         Section 5.06 LIMITATION OF SUITS. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 10.17 hereof:

                  (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

                  (ii) the Holders of not less than 25% of the Note Balances of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

                  (iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

                  (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

                  (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Note Balances of the Notes.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

         In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Note Balances of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

         Section 5.07 UNCONDITIONAL RIGHTS OF NOTEHOLDERS TO RECEIVE PRINCIPAL AND INTEREST. Notwithstanding any other provisions in this Indenture, but subject to Section 3.27, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, and interest, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

         Section 5.08 RESTORATION OF RIGHTS AND REMEDIES. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuing Entity, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

         Section 5.09 RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 5.10 DELAY OR OMISSION NOT A WAIVER. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

         Section 5.11 CONTROL BY NOTEHOLDERS. The Holders of a majority of the Note Balances of Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

                  (i) such direction shall not be in conflict with any rule of law or with this Indenture;

                  (ii) subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than a majority of the Note Balances of Notes;

                  (iii) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee is directed to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than a majority of the Note Balances of Notes to sell or liquidate the Trust Estate shall be of no force and effect; and

                  (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to
Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

         Section 5.12 WAIVER OF PAST DEFAULTS. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Holders of Notes of not less than a majority of the Note Balances of the Notes may waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuing Entity, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

         Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

         Section 5.13 UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Note Balances of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

         Section 5.14 WAIVER OF STAY OR EXTENSION LAWS. The Issuing Entity covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuing Entity (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 5.15 SALE OF TRUST ESTATE. (a) The power to effect any sale or other disposition (a "Sale") of any portion of the Trust Estate pursuant to
Section 5.04 is expressly subject to the provisions of Section 5.05 and this
Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

         (b) The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless:

                           (1) the Holders of all Notes consent to or direct the
                  Indenture Trustee to make, such Sale, or

                           (2) the proceeds of such Sale would be not less than
                  the entire amount which would be payable to the Noteholders under the Notes and the Certificateholders under the Certificates, in full payment thereof in accordance with
                  Section 5.02, on the Payment Date next succeeding the date of such Sale.

The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

         (c) Unless the Holders have otherwise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (2) of subsection (b) of this Section 5.15 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount.

         (d) In connection with a Sale of all or any portion of the Trust
Estate:

                           (1) any Holder or Holders of Notes may bid for and
                  purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

                           (2) the Indenture Trustee may bid for and acquire the
                  property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Notes and Holders of Certificates as a result of such Sale in accordance with
                  Section 5.04(b) on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

                           (3) the Indenture Trustee shall execute and deliver
                  an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

                           (4) the Indenture Trustee is hereby irrevocably
                  appointed the agent and attorney-in-fact of the Issuing Entity to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

                           (5) no purchaser or transferee at such a Sale shall
                  be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

         Section 5.16 ACTION ON NOTES. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuing Entity or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuing Entity. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

                                   ARTICLE VI

                              The Indenture Trustee

         Section 6.01 DUTIES OF INDENTURE TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

                  (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

                  (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

                  (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11 which it is entitled to give under any of the Basic Documents.

         (d) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuing Entity. (e) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Owner Trust Agreement.

         (f) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

         Section 6.02 RIGHTS OF INDENTURE TRUSTEE. (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

         (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

         (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

         (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         Section 6.03 INDIVIDUAL RIGHTS OF INDENTURE TRUSTEE. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuing Entity or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Note Registrar, coregistrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

         Section 6.04 INDENTURE TRUSTEE'S DISCLAIMER. The Indenture Trustee shall not be (i) responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) accountable for the Issuing Entity's use of the proceeds from the Notes or (iii) responsible for any statement of the Issuing Entity or any other Person in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

         Section 6.05 NOTICE OF EVENT OF DEFAULT. The Indenture Trustee shall mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of an Event of Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

         Section 6.06 REPORTS BY INDENTURE TRUSTEE TO HOLDERS. The Indenture Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns including without limitation Form 1099, to the extent such form is required by law. In addition, upon the Issuing Entity's written request, the Indenture Trustee shall promptly furnish information reasonably requested by the Issuing Entity that is reasonably available to the Indenture Trustee to enable the Issuing Entity to perform its federal and state income tax reporting obligations.

         Section 6.07 COMPENSATION AND INDEMNITY. The Issuing Entity shall pay to the Indenture Trustee on each Payment Date reasonable compensation for its services. The Indenture Trustee shall be compensated and indemnified by the Seller in accordance with Section 4(b) of the Administration Agreement, and all amounts owing to the Indenture Trustee hereunder in excess of such amount shall be paid solely as provided in Section 3.05 hereof (subject to the priorities set forth therein). The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuing Entity shall reimburse the Indenture Trustee for all Trustee Additional Expenses, in addition to the compensation for its services. The Issuing Entity shall indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuing Entity promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuing Entity shall not relieve the Issuing Entity of its obligations hereunder. The Issuing Entity shall defend any such claim, and the Indenture Trustee may have separate counsel and the Issuing Entity shall pay the reasonable fees and expenses of such counsel. The Issuing Entity is not obligated to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

         The Issuing Entity's payment obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default with respect to the Issuing Entity, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

         Section 6.08 REPLACEMENT OF INDENTURE TRUSTEE. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. No termination of the Indenture Trustee without cause will be effective unless the costs and expenses of such Indenture Trustee have been reimbursed in connection with such removal. The Indenture Trustee may resign at any time by so notifying the Issuing Entity. The Holders of a majority of Note Balances of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuing Entity shall remove the Indenture Trustee if:

                  (i) the Indenture Trustee fails to comply with Section 6.11;

                  (ii) the Indenture Trustee is adjudged a bankrupt or insolvent;

                  (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

                  (iv) the Indenture Trustee otherwise becomes incapable of acting.

         If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuing Entity shall promptly appoint a successor Indenture Trustee. In addition, the Indenture Trustee will resign to avoid being directly or indirectly controlled by the Issuing Entity.

         A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuing Entity. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

         If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuing Entity or the Holders of a majority of Note Balances of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

         If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

         Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuing Entity's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

         Section 6.09 SUCCESSOR INDENTURE TRUSTEE BY MERGER. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies written notice of any such transaction after the Closing Date.

         In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

         Section 6.10 APPOINTMENT OF CO-INDENTURE TRUSTEE OR SEPARATE INDENTURE TRUSTEE. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Owner Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any cotrustee or separate trustee shall be required under Section 6.08 hereof.

         (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

                  (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

         (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 6.11 ELIGIBILITY; DISQUALIFICATION. The Indenture Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of A2 or better by Moody's. The Indenture Trustee shall comply with TIA ss. 310(b), including the optional provision permitted by the second sentence of TIA ss. 310(b)(9); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities of the Issuing Entity are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

         Section 6.12 PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUING ENTITY. The Indenture Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

         Section 6.13 REPRESENTATIONS AND WARRANTIES. The Indenture Trustee hereby represents that:

                  (i) The Indenture Trustee is duly organized, validly existing and in good standing under the laws of the State of New York with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

                  (ii) The Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action.

                  (iii) The consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or bylaws of the Indenture Trustee or any agreement or other instrument to which the Indenture Trustee is a party or by which it is bound which conflict or breach would have a materially adverse impact on the ability of the Indenture Trustee to perform its obligations under the Basic Documents to which it is a party.

                  (iv) To the Indenture Trustee's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties: (A) asserting the invalidity of this Indenture (B) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture.

                  (v) The Indenture Trustee does not have notice of any adverse claim (as such terms are used in Delaware UCC Section 8-302) with respect to the Loans.

         Section 6.14 DIRECTIONS TO INDENTURE TRUSTEE. The Indenture Trustee is hereby directed:

         (a) to accept the pledge of the Loans and hold the assets of the Trust in trust for the Noteholders;

         (b) to authenticate and deliver the Notes substantially in the form prescribed by Exhibit A in accordance with the terms of this Indenture; and

         (c) to take all other actions as shall be required to be taken by the terms of this Indenture.

         Section 6.15 INDENTURE TRUSTEE MAY OWN SECURITIES. The Indenture Trustee, in its individual or any other capacity may become the owner or pledgee of Securities with the same rights it would have if it were not Indenture Trustee.

         Section 6.16 COMPLIANCE WITH WITHHOLDING REQUIREMENTS. Notwithstanding any other provision of this Indenture, the Indenture Trustee shall comply with all federal withholding requirements respecting payments to Noteholders of interest that the Indenture Trustee reasonably believes are applicable under the Code. The consent of Noteholders shall not be required for such withholding.

                                  ARTICLE VII

                         Noteholders' Lists and Reports

         Section 7.01 Issuing Entity To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuing Entity will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date and, (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuing Entity of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

         Section 7.02 PRESERVATION OF INFORMATION; COMMUNICATIONS TO NOTEHOLDERS. (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

         (b) Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

         (c) The Issuing Entity, the Indenture Trustee and the Note Registrar shall have the protection of TIAss.312(c).

         Section 7.03 REPORTS BY ISSUING ENTITY. (a) The Issuing Entity shall:

                  (i) file with the Indenture Trustee, within 15 days after the Issuing Entity is required to file the same with the Commission, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuing Entity may be required to file with the Commission pursuant to
         Section 13 or 15(d) of the Exchange Act;

                  (ii) file with the Indenture Trustee, and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuing Entity with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                  (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA ss. 313(c)) such summaries of any information, documents and reports required to be filed by the Issuing Entity pursuant to clauses (i) and
         (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

         (b) Unless the Issuing Entity otherwise determines, the fiscal year of the Issuing Entity shall end on December 31 of each year.

         Section 7.04 REPORTS BY INDENTURE TRUSTEE. If required by TIA ss. 313(a), within 60 days after each January 1 beginning with January 1, ____, the Indenture Trustee shall mail to each Noteholder as required by TIA ss. 313(c) a brief report dated as of such date that complies with TIA ss. 313(a). The Indenture Trustee also shall comply with TIA ss. 313(b).

         A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuing Entity shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

         Section 7.05 REPORTS FILED WITH SECURITIES AND EXCHANGE COMMISSION.

                  (a) (i) Within 15 days after each Distribution Date, the Indenture Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Distribution Report on Form 10-D, signed by the Servicer, with a copy of the monthly statement to be furnished by the Indenture Trustee to the Noteholders for such Distribution Date and detailing all data elements specified in Item 1121(a) of Regulation AB as part of the monthly statement; provided that the Indenture Trustee shall have received no later than 2 days prior to the date such Distribution Report on Form 10-D is required to be filed, all information required to be provided to the Indenture Trustee as described in clause (a)(iv) below.

                  (ii) The Indenture Trustee will prepare and file Current Reports on Form 8-K in respect of the Trust, signed by the Servicer, as and when required; provided, that, the Indenture Trustee shall have received no later than one Business Day prior to the filing deadline for such Current Report, all information, data, and exhibits required to be provided or filed with such Current Report and required to be provided to the Indenture Trustee as described in clause (a)(iv) below.

                  (iii) Prior to January 30 in each year commencing in 2007, the Indenture Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to (x) March 15, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15 of each year thereafter, the Servicer shall provide the Indenture Trustee with an Annual Compliance Statement, together with a copy of the Assessment of Compliance and Attestation Report to be delivered by the Servicer pursuant to the Servicing Agreement (including with respect to any subservicer or subcontractor, if required to be filed). Prior to (x) March 31, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, March 31 of each year thereafter, the Indenture Trustee shall, subject to subsection (d) below, file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. Such Form 10-K shall include the Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by the Servicer pursuant to the Servicing Agreement (including with respect to any subservicer or subcontractor, if required to be filed) and with respect to the Indenture Trustee and the Custodian, and the Form 10-K certification signed by the Depositor; provided that the Indenture Trustee shall have received no later than March 15 of each calendar year prior to the filing deadline for the Form 10-K all information, data and exhibits required to be provided or filed with such Form 10-K and required to be provided to the Indenture Trustee as described in clause (a)(iv) below.

                  (iv) As to each item of information required to be included in any Form 10-D, Form 8-K or Form 10-K, the Indenture Trustee's obligation to include the information in the applicable report is subject to receipt from the entity that is indicated in Exhibit __ as the responsible party for providing that information, if other than the Indenture Trustee, as and when required as described above. Each of the Servicer, Seller and Depositor hereby agree to notify and provide to the Indenture Trustee all information that is required to be included in any Form 10-D, Form 8-K or Form 10-K, with respect to which that entity is indicated in Exhibit __ as the responsible party for providing that information. The Swap Provider will be obligated pursuant to the Swap Agreement to provide to the Indenture Trustee any information that may be required to be included in any Form 10-D, Form 8-K or Form 10-K. The Indenture Trustee shall be responsible for determining the significance percentage (as defined in Item 1115 of Regulation AB) of the Swap Provider at any time. The Servicer shall be responsible for determining the pool concentration applicable to any subservicer or originator at any time, for purposes of disclosure as required by Items 1117 and 1119 of Regulation AB.

The Depositor hereby grants to the Servicer a limited power of attorney to sign each Form 10-D, Form 8-K and Form 10-K on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (x) receipt by the Servicer from the Depositor of written termination of such power of attorney and (y) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Indenture Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement, the Mortgage Loans as the Indenture Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Indenture Trustee shall have no responsibility to file any items other than those specified in this Section 7.05; provided, however, the Indenture Trustee will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Copies of all reports filed by the Indenture Trustee under the Exchange Act shall be sent to: the Depositor c/o _____________, Attn: _____________, _____________, _____________,
_____________. Fees and expenses incurred by the Indenture Trustee in connection with this Section 7.05 shall not be reimbursable from the Trust Fund.

         (b) In connection with the filing of any 10-K hereunder, the Indenture Trustee shall sign a certification (in the form attached hereto as Exhibit __) for the Depositor regarding certain aspects of the Form 10-K certification signed by the Depositor, provided, however, that the Indenture Trustee shall not be required to undertake an analysis of any accountant's report attached as an exhibit to the Form 10-K.

         (c) In connection with the filing of any 10-K hereunder, the Servicer shall sign a certification (in the form attached hereto as Exhibit __) for the benefit of the Depositor regarding certain aspects of the Form 10-K certification signed by the Depositor, provided, however, that the Servicer shall not be required to undertake an analysis of any accountant's report attached as an exhibit to the Form 10-K.

         (d) The Indenture Trustee shall indemnify and hold harmless the Depositor and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Indenture Trustee's obligations under this Section
7.05 or the Indenture Trustee's negligence, bad faith or willful misconduct in connection therewith.

         The Depositor shall indemnify and hold harmless the Indenture Trustee and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Depositor under this Section 7.05 or the Depositor's negligence, bad faith or willful misconduct in connection therewith.

         The Servicer shall indemnify and hold harmless the Indenture Trustee and the Depositor and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Servicer under this Section 7.05 or the Servicer's negligence, bad faith or willful misconduct in connection therewith.

         If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor or the Indenture Trustee, as applicable, then the defaulting party, in connection with a breach of its respective obligations under this Section 7.05 or its respective negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the other parties as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the Depositor on the one hand and the Indenture Trustee on the other.

         (e) Nothing shall be construed from the foregoing subsections (a), (b) and (c) to require the Indenture Trustee or any officer, director or Affiliate thereof to sign any Form 10-K or any certification contained therein. Furthermore, the inability of the Indenture Trustee to file a Form 10-K as a result of the lack of required information as set forth in Section 7.05(a) or required signatures on such Form 10-K or any certification contained therein shall not be regarded as a breach by the Indenture Trustee of any obligation under this Agreement.

         This Section 7.05 may be amended without the consent of the Noteholders.

                                  ARTICLE VIII

                      Accounts, Disbursements and Releases

         Section 8.01 COLLECTION OF MONEY. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

         Section 8.02 TRUST ACCOUNTS. (a) On or prior to the Closing Date, the Indenture Trustee shall establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders and the Certificate Paying Agent, on behalf of the Certificateholders, the Payment Account as provided in Section
3.01 of this Indenture.

         (b) All monies deposited from time to time in the Payment Account pursuant to the Servicing Agreement and all deposits therein pursuant to this Indenture are for the benefit of the Noteholders and the Certificate Paying Agent, on behalf of the Certificateholders.

         (c) Any institution maintaining the Payment Account shall at the direction of the Indenture Trustee invest the funds in such account in Permitted Investments, each of which shall mature not later than (i) the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Indenture, if a Person other than the Indenture Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Indenture Trustee is the obligor thereon and shall not be sold or disposed of prior to its maturity. All income and gain realized from any such investment as well as any interest earned on deposits in the Payment Account shall be for the benefit of the Indenture Trustee. The Indenture shall deposit in the Payment Account an amount equal to the amount of any loss incurred in respect of any such investment immediately upon realization of such loss without right of reimbursement.

         (d) On each Payment Date, the Indenture Trustee shall distribute all amounts on deposit in the Payment Account to Noteholders in respect of the Notes and in its capacity as Certificate Paying Agent to Certificateholders in the order of priority set forth in Section 3.05 (except as otherwise provided in Section 5.04(b)).

         Section 8.03 OFFICER'S CERTIFICATE. The Indenture Trustee shall receive at least seven days notice when requested by the Issuing Entity to take any action pursuant to Section 8.05(a), accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Officer's Certificate, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with.

         Section 8.04 TERMINATION UPON PAYMENT TO NOTEHOLDERS. This Indenture and the respective obligations and responsibilities of the Issuing Entity and the Indenture Trustee created hereby shall terminate upon the payment to the Noteholders, the Certificate Paying Agent (on behalf of the Certificateholders) and the Indenture Trustee of all amounts required to be distributed pursuant to
Article III.

         Section 8.05 RELEASE OF TRUST ESTATE. (a) Subject to the payment of its fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in Article VIII hereunder shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

         (b) The Indenture Trustee shall, at such time as (i) there are no Notes Outstanding and (ii) all sums due the Indenture Trustee pursuant to this Indenture have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture.

         (c) The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05 only upon receipt of a request from the Issuing Entity accompanied by an Officers' Certificate.

         Section 8.06 SURRENDER OF NOTES UPON FINAL PAYMENT. By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Indenture Trustee promptly, prior to such Noteholder's receipt of the final payment thereon.

                                   ARTICLE IX

                             Supplemental Indentures

         Section 9.01 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS.
(a) Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies, the Issuing Entity and the Indenture Trustee, when authorized by an Issuing Entity Request, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

                  (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

                  (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuing Entity, and the assumption by any such successor of the covenants of the Issuing Entity herein and in the Notes contained;

                  (iii) to add to the covenants of the Issuing Entity, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuing Entity;

                  (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

                  (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;

                  (vi) to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially and adversely affect the interests of the Holders of the Notes;

                  (vii) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of
         Article VI; or

                  (viii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

provided, however, that no such indenture supplements shall be entered into unless the Indenture Trustee shall have received an opinion of counsel of the Issuing Entity that entering into such indenture supplement will not (A) have any material adverse tax consequences to the Noteholders and (B) adversely affect in any material respect the interests of the Certificateholder.

         The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

         (b) The Issuing Entity and the Indenture Trustee, when authorized by an Issuing Entity Request, may, also without the consent of any of the Holders of the Notes but with prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture.

         (c) The Issuing Entity and the Indenture Trustee shall, as directed by the Holders of Certificates which represent not less than 100% of the Certificate Percentage Interests thereof, enter into an indenture or indentures supplemental hereto for the purpose of providing for the issuance of one or more additional Classes of Notes entitled to payments derived solely from all or a portion of the payments to which the Certificate issued on the Closing Date pursuant to the Owner Trust Agreement are entitled; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, (i) adversely affect in any material respect the interests of any Noteholder or (ii) cause the Issuing Entity to be subject to an entity level tax. Each such Class of Notes shall be a non-recourse obligation of the Issuing Entity and shall be entitled to interest and principal in such amounts, and to such security for the repayment thereof, as shall be specified in such amendment or amendments. Promptly after the execution by the Issuing Entity and the Indenture Trustee of any amendments pursuant to this Section or the creation of a new Indenture and the issuance of the related Class or Classes of Notes, the Issuing Entity shall require the Indenture Trustee to give notice to the Holders of the Notes and the Rating Agencies setting forth in general terms the substance of the provisions of such amendment. Any failure of the Indenture Trustee to provide such notice as is required under this paragraph, or any defect therein, shall not, however, in any way impair or affect the validity of such amendment or any Class of Notes issued pursuant thereto.

         Section 9.02 SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS. The Issuing Entity and the Indenture Trustee, when authorized by an Issuing Entity Request, also may, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Note Balances of the Notes affected thereby, by Act of such Holders delivered to the Issuing Entity and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

                  (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

                  (ii) reduce the percentage of the Note Balances of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

                  (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding" or modify or alter the exception in the definition of the term "Holder";

                  (iv) reduce the percentage of the Note Balances of the Notes required to direct the Indenture Trustee to direct the Issuing Entity to sell or liquidate the Trust Estate pursuant to Section 5.04;

                  (v) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;

                  (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

                  (vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture; and provided, further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuing Entity to be subject to an entity level tax.

and provided, further, that no such indenture supplements shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel that entering into such indenture supplement will not adversely affect in any material respect the interests of the Certificateholder.

         The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

         It shall not be necessary for any Act of Noteholders (as defined in Section 10.03) under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Promptly after the execution by the Issuing Entity and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         Section 9.03 EXECUTION OF SUPPLEMENTAL INDENTURES. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

         Section 9.04 EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuing Entity and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         Section 9.05 CONFORMITY WITH TRUST INDENTURE ACT. Every amendment of this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

         Section 9.06 REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuing Entity or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuing Entity, to any such supplemental indenture may be prepared and executed by the Issuing Entity and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                   ARTICLE X

                                  Miscellaneous

         Section 10.01 COMPLIANCE CERTIFICATES AND OPINIONS, ETC. (a) Upon any application or request by the Issuing Entity to the Indenture Trustee to take any action under any provision of this Indenture, the Issuing Entity shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                           (1) a statement that each signatory of such
                  certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                           (2) a brief statement as to the nature and scope of
                  the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (3) a statement that, in the opinion of each such
                  signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

                           (4) a statement as to whether, in the opinion of each
                  such signatory, such condition or covenant has been complied with; and

                           (5) if the Signer of such Certificate or Opinion is
                  required to be Independent, the Statement required by the definition of the term "Independent".

         (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuing Entity shall, in addition to any obligation imposed in Section 10.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuing Entity of the Collateral or other property or securities to be so deposited.

                  (ii) Whenever the Issuing Entity is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuing Entity shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuing Entity of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuing Entity, as set forth in the certificates delivered pursuant to clause
         (i) above and this clause (ii), is 10% or more of the Note Balances of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuing Entity as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Note Balances of the Notes.

                  (iii) Whenever any property or securities are to be released from the lien of this Indenture, the Issuing Entity shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

                  (iv) Whenever the Issuing Entity is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause
         (iii) above, the Issuing Entity shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Note Balances of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Note Balances of the Notes.

                  (v) Notwithstanding any provision of this Indenture, the Issuing Entity may, without compliance with the requirements of the other provisions of this Section 10.01, (A) collect, sell or otherwise dispose of the Loans as and to the extent permitted or required by the Basic Documents or (B) make cash payments out of the Payment Account as and to the extent permitted or required by the Basic Documents, so long as the Issuing Entity shall deliver to the Indenture Trustee every six months, commencing June 30, ____, an Officer's Certificate of the Issuing Entity stating that all the dispositions of Collateral described in clauses (A) or (B) above that occurred during the preceding six calendar months were in the ordinary course of the Issuing Entity's business and that the proceeds thereof were applied in accordance with the Basic Documents.

         Section 10.02 FORM OF DOCUMENTS DELIVERED TO INDENTURE TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Authorized Officer of the Issuing Entity may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller or the Issuing Entity, stating that the information with respect to such factual matters is in the possession of the Seller or the Issuing Entity, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuing Entity shall deliver any document as a condition of the granting of such application, or as evidence of the Issuing Entity's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuing Entity to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

         Section 10.03 ACTS OF NOTEHOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuing Entity. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuing Entity, if made in the manner provided in this Section 10.03.

         (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

         (c) The ownership of Notes shall be proved by the Note Registrar.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every
Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuing Entity in reliance thereon, whether or not notation of such action is made upon such Note.

         Section 10.04 NOTICES, ETC., TO INDENTURE TRUSTEE, ISSUING ENTITY AND RATING AGENCIES. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

                  (i) the Indenture Trustee by any Noteholder or by the Issuing Entity shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at the Corporate Trust Office. The Indenture Trustee shall promptly transmit any notice received by it from the Noteholders to the Issuing Entity, or

                  (ii) the Issuing Entity by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuing Entity addressed to: DEUTSCHE ALT-A SECURITIES, INC. TRUST SERIES ____-__, in care of [Name of Owner Trustee], or at any other address previously furnished in writing to the Indenture Trustee by the Issuing Entity. The Issuing Entity shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

         Notices required to be given to the Rating Agencies by the Issuing Entity, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to
(i) in the case of S&P, at the following address: 55 Water Street New York, NY 10041 Attention Mortgage Surveillance Monitoring and (ii) in the case of Moody's, at the following address: Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, Attention:
Residential Mortgage Surveillance Group; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

         Section 10.05 NOTICES TO NOTEHOLDERS; WAIVER. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received. Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

         Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

         Section 10.06 ALTERNATE PAYMENT AND NOTICE PROVISIONS. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuing Entity may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuing Entity shall furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee shall cause payments to be made and notices to be given in accordance with such agreements.

         Section 10.07 CONFLICT WITH TRUST INDENTURE ACT. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

         The provisions of TIA ss.ss. 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

         Section 10.08 EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         Section 10.09 SUCCESSORS AND ASSIGNS. All covenants and agreements in this Indenture and the Notes by the Issuing Entity shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

         Section 10.10 SEPARABILITY. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 10.11 BENEFITS OF INDENTURE. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         Section 10.12 LEGAL HOLIDAYS. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

         Section 10.13 GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 10.14 COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 10.15 RECORDING OF INDENTURE. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuing Entity and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

         Section 10.16 ISSUING ENTITY OBLIGATION. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuing Entity hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Owner Trust Agreement.

         Section 10.17 NO PETITION. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time prior to the day one year and one day after the date this Indenture terminates institute against the Depositor or the Issuing Entity, or join in any institution against the Depositor or the Issuing Entity of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

         Section 10.18 INSPECTION. The Issuing Entity agrees that, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, during the Issuing Entity's normal business hours, to examine all the books of account, records, reports and other papers of the Issuing Entity, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuing Entity's affairs, finances and accounts with the Issuing Entity's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

         IN WITNESS WHEREOF, the Issuing Entity and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                    DEUTSCHE ALT-A SECURITIES, INC. TRUST SERIES ____-__, as Issuing Entity



                    [Name of Owner Trustee], not in its individual capacity but solely as Owner Trustee



                    By:      _____________________________
                             Name:
                             Title:



                    [NAME OF INDENTURE TRUSTEE],
                    as Indenture Trustee



                    By: _____________________________
                             Name:
                             Title:



[NAME OF INDENTURE TRUSTEE] hereby accepts the appointment as Paying Agent pursuant to Section 3.03 hereof and as Note Registrar pursuant to Section 4.02 hereof.

By:      _____________________________
         Name:
         Title:

STATE OF          )
                  ) ss.:
COUNTY OF         )

         On this ____ day of ________________, before me personally appeared ____________________ to me known, who being by me duly sworn, did depose and say, that he is the ______________________ of the Owner Trustee, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                  __________________________________
                                  Notary Public



NOTARIAL SEAL

STATE OF          )
                  ) ss.:
COUNTY OF         )

         On this ____ day of __________________, before me personally appeared ______________________, to me known, who being by me duly sworn, did depose and say, that she is the _____________________ of [Name of Indenture Trustee], as Indenture Trustee, one of the corporations described in and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                  __________________________________
                                  Notary Public



NOTARIAL SEAL

                                   EXHIBIT A-1

                              FORM OF CLASS A NOTES

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUING ENTITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE BASIC DOCUMENTS.

              _DEUTSCHE ALT-A SECURITIES, INC. TRUST SERIES ____-__
                                Asset-Backed Note

Class A                                    Principal Amount:$ _____________

Registered

                                           Percentage Interest: ___%
No. ___ Note Interest Rate: ___%

CUSIP NO. ___________

         DEUTSCHE ALT-A SECURITIES, INC. TRUST SERIES ____-__, a business trust duly organized and existing under the laws of the State of Delaware (herein referred to as the "Issuing Entity"), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $ ____________, payable on each Payment Date in an amount equal to the Percentage Interest specified above of the aggregate amount, if any, payable from the Payment Account in respect of principal and interest on the Class A Notes pursuant to
Section 3.05 of the Indenture dated as of ______________ (the "Indenture") between the Issuing Entity, as Issuing Entity, and [Name of Indenture Trustee], as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Payment Date in _____________, to the extent not previously paid on a prior Payment Date. Capitalized terms used but not defined herein are defined in Appendix A of the Indenture.

         Interest on the Class A Notes will be paid monthly on each Payment Date at the Note Interest Rate subject to limitations which may result in Interest Shortfalls (as further described in the Indenture). The Note Interest Rate for the Class A Notes, is a rate per annum equal to the least of (i) LIBOR plus ____%, in the each payment date; (ii) the Net Funds Cap; and (iii) the Maximum
Note Interest Rate. LIBOR for each applicable Interest Accrual Period will be determined on the second LIBOR Business Day immediately preceding (i) the Closing Date in the case of the first Interest Period and (ii) the first day of each succeeding Interest Period by the Indenture Trustee as set forth in the Indenture. All determinations of LIBOR by the Indenture Trustee shall, in the absence of manifest error, be conclusive for all purposes, and each holder of this Note, by accepting this Note, agrees to be bound by such determination. Interest on this Note will accrue for each Payment Date from and including the most recent Payment Date on which interest has been paid (in the case of the first Payment Date, from the Closing Date) to but excluding such Payment Date. Interest will be computed on the basis of the actual number of days in each Interest Period and a year assumed to consist of 360 days. Principal of Interest on this Note shall be paid in the manner specified on the reverse hereof.

         Principal of and Interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

         This Note is one of a duly authorized issue of Notes of the Issuing Entity, designated as its Asset- Backed Notes (herein called the "Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuing Entity, the Indenture Trustee and the holders of the Notes. The Notes are subject to all terms of the Indenture.

         The Notes (the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

         Principal of and Interest on this Note will be payable on each Payment Date, commencing on ________________, as described in the Indenture. "Payment Date" means the twenty-fifth day of each month, or, if any such date is not a Business Day, then the next Business Day.

         The entire unpaid principal amount of this Note shall be due and payable in full on the Payment Date in ___________ pursuant to the Indenture, to the extent not previously paid on a prior Payment Date. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, then the Indenture Trustee or the holders of Notes representing not less than a majority of the Note Balances of all Notes may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.

         Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuing Entity, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the address specified in such notice of final payment.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the holder hereof or such holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Note.

         Each holder or Beneficial Owner of a Note, by acceptance of a Note, or, in the case of a Beneficial Owner of a Note, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee, the Seller, the Servicer, the Depositor or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         Each holder or Beneficial Owner of a Note, by acceptance of a Note or, in the case of a Beneficial Owner of a Note, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such holder or Beneficial Owner of a Note will not prior to the day that is one year and one day after the date this Indenture terminates, institute against the Issuing Entity or the Depositor, or join in any institution against the Issuing Entity or the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

         Each Holder or Beneficial Owner of a Note, by acceptance of a Note or, in the case of a Beneficial Owner of a Note, a beneficial interest in a Note, represents that either (1) it is not acquiring the Note with the assets of a Plan or (2) the acquisition and holding of a Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code as a result of any of the above-mentioned Persons being a "Party in Interest" (within the meaning of ERISA) or Disqualified Person (within the meaning of the Code).

         The Issuing Entity has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuing Entity. Each holder of a Note, by acceptance of a Note (and each Beneficial Owner of a Note by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuing Entity.

         Prior to the due presentment for registration of transfer of this Note, the Issuing Entity, the Indenture Trustee and any agent of the Issuing Entity or the Indenture Trustee may treat the Person in whose name this Note is registered (as of the day of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuing Entity, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the Indenture Trustee and the rights of the holders of the Notes under the Indenture at any time by the Issuing Entity and the Indenture Trustee with the consent of the holders of Notes representing a majority of the Note Balances of all Notes at the time Outstanding and with prior notice to the Rating Agencies. The Indenture also contains provisions permitting the holders of Notes representing specified percentages of the Note Balances of all Notes, on behalf of the holders of all the Notes, to waive compliance by the Issuing Entity with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Issuing Entity and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder but with prior notice to the Rating Agencies.

         The term "Issuing Entity" as used in this Note includes any successor or the Issuing Entity under the Indenture.

         The Issuing Entity is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the holders of Notes under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair, the obligation of the Issuing Entity, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of [Name of Owner Trustee], in its individual capacity, [Name of Indenture Trustee], in its individual capacity, any owner of a beneficial interest in the Issuing Entity, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuing Entity for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

         IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuing Entity and not in its individual capacity, has caused this Note to be duly executed.

                            DEUTSCHE ALT-A SECURITIES, INC. TRUST SERIES ____-__

                            By       [NAME OF OWNER TRUSTEE], not
                                     in its individual capacity but solely as Owner Trustee



Dated: ________________
                            By       _____________________________
                                     Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Notes referred to in the within mentioned Indenture.

                            [NAME OF INDENTURE TRUSTEE], not in its individual capacity but solely as Indenture Trustee



Dated: _______________

                             By       _____________________________
                                      Authorized Signatory

                                   ASSIGNMENT

         Social Security or taxpayer I.D. or other identifying number of assignee:___________________________________________________________

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto____________________________________________________________________________
________________________________________________________________________________
(name and address of assignee) the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints_____________________________________
_________________________________________________________
___________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:   _____________________
                                     _____________________________*/
                                     Signature Guaranteed:



                                     _____________________________*/



____________
* NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                   EXHIBIT A-2

                              FORM OF CLASS M NOTES

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUING ENTITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE BASIC DOCUMENTS.

              DEUTSCHE ALT-A SECURITIES, INC. TRUST SERIES ____-__
                                Asset-Backed Note

Class M-__

Registered
                                              Principal Amount:$ ___________
                                              Percentage Interest: ___%
No. ___ Note Interest Rate: ___%

CUSIP NO. ___________

         __DEUTSCHE ALT-A SECURITIES, INC. TRUST SERIES ____-__, a business trust duly organized and existing under the laws of the State of Delaware (herein referred to as the "Issuing Entity"), for value received, hereby promises to pay to __________ or registered assigns, the principal sum of $___________, payable on each Payment Date in an amount equal to the Percentage Interest specified above of the aggregate amount, if any, payable from the Payment Account in respect of principal on the Class M-__ Notes pursuant to
Section 3.05 of the Indenture dated as of _______________ (the "Indenture") between the Issuing Entity, as Issuing Entity, and [Name of Indenture Trustee], as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Payment Date in ________________, to the extent not previously paid on a prior Payment Date. Capitalized terms used but not defined herein are defined in Appendix A of the Indenture.

         Interest on the Class M-_ Notes will be paid monthly on each Payment Date at the Note Interest Rate subject to limitations which may result in Interest Shortfalls (as further described in the Indenture). The Note Interest Rate for the Class M-_ Notes will be [___% per annum] [a rate per annum equal to the least of (i) LIBOR plus ____%, in each payment date(ii) the Net Funds Cap for that payment date and (iii) the Maximum Note Interest Rate]. Interest will be computed on the basis of a [30-day month and a 360-day year] [the actual number of days in each Interest Period and a year assumed to consist of 360 days]. Principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

         Principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

         This Note is one of a duly authorized issue of Notes of the Issuing Entity, designated as its Asset- Backed Notes (herein called the "Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuing Entity, the Indenture Trustee and the holders of the Notes. The Notes are subject to all terms of the Indenture.

         The Notes (the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

         Principal of and interest on this Note will be payable on each Payment Date, commencing on _______________, as described in the Indenture. "Payment Date" means the twenty-fifth day of each month, or, if any such date is not a Business Day, then the next Business Day.

         The entire unpaid principal amount of this Note shall be due and payable in full on the Payment Date in ____________ pursuant to the Indenture, to the extent not previously paid on a prior Payment Date. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, then the Indenture Trustee or the holders of Notes representing not less than a majority of the Note Balances of all Notes may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.

         Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuing Entity, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the address specified in such notice of final payment.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the holder hereof or such holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Note.

         Each holder or Beneficial Owner of a Note, by acceptance of a Note, or, in the case of a Beneficial Owner of a Note, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee, the Seller, the Servicer, the Depositor or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         Each holder or Beneficial Owner of a Note, by acceptance of a Note or, in the case of a Beneficial Owner of a Note, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such holder or Beneficial Owner of a Note will not prior to the day that is one year and one day after the date this Indenture terminates, institute against the Issuing Entity or the Depositor, or join in any institution against the Issuing Entity or the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

         Each Holder or Beneficial Owner of a Note, by acceptance of a Note or, in the case of a Beneficial Owner of a Note, a beneficial interest in a Note, represents that either (1) it is not acquiring the Note with the assets of a Plan or (2) the acquisition and holding of a Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code as a result of any of the above-mentioned Persons being a "Party in Interest" (within the meaning of ERISA) or Disqualified Person (within the meaning of the Code).

         The Issuing Entity has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuing Entity. Each holder of a Note, by acceptance of a Note (and each Beneficial Owner of a Note by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuing Entity.

         Prior to the due presentment for registration of transfer of this Note, the Issuing Entity, the Indenture Trustee and any agent of the Issuing Entity or the Indenture Trustee may treat the Person in whose name this Note is registered (as of the day of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuing Entity, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the Indenture Trustee and the rights of the holders of the Notes under the Indenture at any time by the Issuing Entity and the Indenture Trustee with the consent of the holders of Notes representing a majority of the Note Balances of all Notes at the time Outstanding and with prior notice to the Rating Agencies. The Indenture also contains provisions permitting the holders of Notes representing specified percentages of the Note Balances of all Notes, on behalf of the holders of all the Notes, to waive compliance by the Issuing Entity with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Issuing Entity and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder but with prior notice to the Rating Agencies.

         The term "Issuing Entity" as used in this Note includes any successor or the Issuing Entity under the Indenture.

         The Issuing Entity is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the holders of Notes under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair, the obligation of the Issuing Entity, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of [Name of Owner Trustee], in its individual capacity, [Name of Indenture Trustee], in its individual capacity, any owner of a beneficial interest in the Issuing Entity, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuing Entity for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

         IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuing Entity and not in its individual capacity, has caused this Note to be duly executed.

                            _DEUTSCHE ALT-A SECURITIES, INC. TRUST
                            SERIES ____-__

                            By       [NAME OF OWNER TRUSTEE], not in its
                                     individual capacity but solely as Owner
                                     Trustee



Dated: ________________
                            By       ____________________________
                                     Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Notes referred to in the within mentioned Indenture.

                            [NAME OF INDENTURE
                            TRUSTEE], not in its
                            individual capacity but
                            solely as Indenture Trustee



Dated: _______________
                            By       __________________________
                                     Authorized Signatory

                                   ASSIGNMENT

         Social Security or taxpayer I.D. or other identifying number of assignee:___________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto_____
________________________________________________________________________________
________________________________________________________________________________
(name and address of assignee) the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints_____________________________________ ___________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
                            ________________________________*/
                            Signature Guaranteed:


                            ________________________________*/



____________
* NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                   EXHIBIT A-3

                              FORM OF CLASS B NOTE

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUING ENTITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

         THIS NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE BASIC DOCUMENTS.

         NO CLASS B-2 NOTE MAY BE SOLD OR TRANSFERRED UNLESS: (1) THE TRANSFEREE IS NOT A PLAN TRUSTEE OR ANY OTHER PERSON ACTING ON BEHALF OF A PLAN, OR USING THE ASSETS OF A PLAN TO ACQUIRE SUCH NOTES; OR (2) THE TRANSFEREE IS A PLAN AND HAS PROVIDED THE ISSUING ENTITY AND THE INDENTURE TRUSTEE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUING ENTITY AND THE INDENTURE TRUSTEE THAT THE PURCHASE, HOLDING AND TRANSFER OF THE CLASS B-2 NOTES OR INTERESTS THEREIN IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE ISSUING ENTITY, THE OWNER TRUSTEE OR THE INDENTURE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THIS AGREEMENT.

                           _DEUTSCHE ALT-A SECURITIES, INC. TRUST SERIES ____-__ Asset-Backed Note

Class B-__

Registered
                                          Principal Amount:$ ___________
                                          Percentage Interest: ___%
No. ___ Note Interest Rate: ___%

CUSIP NO. ___________

         _____ Trust ____-__, a business trust duly organized and existing under the laws of the State of Delaware (herein referred to as the "Issuing Entity"), for value received, hereby promises to pay to __________ or registered assigns, the principal sum of $___________, payable on each Payment Date in an amount equal to the Percentage Interest specified above of the aggregate amount, if any, payable from the Payment Account in respect of principal on the Class B-__ Notes pursuant to Section 3.05 of the Indenture dated as of ______________ (the "Indenture") between the Issuing Entity, as Issuing Entity, and [Name of Indenture Trustee], as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Payment Date in ___________, to the extent not previously paid on a prior Payment Date. Capitalized terms used but not defined herein are defined in Appendix A of the Indenture.

         Interest on the Class B-_ Notes will be paid monthly on each Payment Date at the Note Interest Rate subject to limitations which may result in [Basis Risk Shortfalls] [Available Funds Shortfalls] (as further described in the Indenture). The Note Interest Rate for the Class B-_ Notes [___% per annum] [a rate per annum equal to the least of (i) LIBOR plus ____%, in each Payment Date;
(ii) the Net Funds Cap for that Payment Date; and (iii) the Maximum Note Interest Rate]. Interest will be computed on the basis of a [30-day month and a 360-day year] [the actual number of days in each Interest Period and a year assumed to consist of 360 days]. Principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

         Principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

         This Note is one of a duly authorized issue of Notes of the Issuing Entity, designated as its Asset- Backed Notes (herein called the "Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuing Entity, the Indenture Trustee and the holders of the Notes. The Notes are subject to all terms of the Indenture.

         The Notes (the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

         Principal of and interest on this Note will be payable on each Payment Date, commencing on _____________, as described in the Indenture. "Payment Date" means the twenty-fifth day of each month, or, if any such date is not a Business Day, then the next Business Day.

         The entire unpaid principal amount of this Note shall be due and payable in full on the Payment Date in ___________ pursuant to the Indenture, to the extent not previously paid on a prior Payment Date. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, then the Indenture Trustee or the holders of Notes representing not less than a majority of the Note Balances of all Notes may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.

         Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuing Entity, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the address specified in such notice of final payment.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the holder hereof or such holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Note.

         Each holder or Beneficial Owner of a Note, by acceptance of a Note, or, in the case of a Beneficial Owner of a Note, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee, the Seller, the Servicer, the Depositor or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         Each holder or Beneficial Owner of a Note, by acceptance of a Note or, in the case of a Beneficial Owner of a Note, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such holder or Beneficial Owner of a Note will not prior to the day that is one year and one day after the day this Indenture terminates, institute against the Issuing Entity or the Depositor, or join in any institution against the Issuing Entity or the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

         [Class B-1] Each Holder or Beneficial Owner of a Note, by acceptance of a Note or, in the case of a Beneficial Owner of a Note, a beneficial interest in a Note, represents that either (1) it is not acquiring the Note with the assets of a Plan or (2) the acquisition and holding of a Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code as a result of any of the above-mentioned Persons being a "Party in Interest" (within the meaning of ERISA) or Disqualified Person (within the meaning of the Code).

         [Class B-2] Each Holder or Beneficial Owner of a Note, by acceptance of a Note it represents that it is not a "Non-US Person".

         The Issuing Entity has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuing Entity. Each holder of a Note, by acceptance of a Note (and each Beneficial Owner of a Note by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuing Entity. Prior to the due presentment for registration of transfer of this Note, the Issuing Entity, the Indenture Trustee and any agent of the Issuing Entity or the Indenture Trustee may treat the Person in whose name this Note is registered (as of the day of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuing Entity, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the Indenture Trustee and the rights of the holders of the Notes under the Indenture at any time by the Issuing Entity and the Indenture Trustee with the consent of the holders of Notes representing a majority of the Note Balances of all Notes at the time Outstanding and with prior notice to the Rating Agencies. The Indenture also contains provisions permitting the holders of Notes representing specified percentages of the Note Balances of all Notes, on behalf of the holders of all the Notes, to waive compliance by the Issuing Entity with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Issuing Entity and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder but with prior notice to the Rating Agencies.

         The term "Issuing Entity" as used in this Note includes any successor or the Issuing Entity under the Indenture.

         The Issuing Entity is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the holders of Notes under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair, the obligation of the Issuing Entity, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of [Name of Owner Trustee], in its individual capacity, [Name of Indenture Trustee], in its individual capacity, any owner of a beneficial interest in the Issuing Entity, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuing Entity for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

         IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuing Entity and not in its individual capacity, has caused this Note to be duly executed.

                            _DEUTSCHE ALT-A SECURITIES, INC. TRUST
                            SERIES ____-__

                            By       [NAME OF OWNER TRUSTEE], not in its
                                     individual capacity but solely as Owner
                                     Trustee



Dated: ________________
                            By       ___________________________
                                     Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Notes referred to in the within mentioned Indenture.

                            [NAME OF INDENTURE
                            TRUSTEE], not in its
                            individual capacity but
                            solely as Indenture Trustee



Dated: _______________
                            By       ___________________________
                                     Authorized Signatory

                                   ASSIGNMENT

         Social Security or taxpayer I.D. or other identifying number of assignee:___________________________________________________________

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto____________________________________________________________________________
________________________________________________________________________________
(name and address of assignee) the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints_____________________________________ ___________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ___________________________

                                       ___________________________*/
                                       Signature Guaranteed:



                                       ___________________________*/



____________
* NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                    EXHIBIT C

                   FORM OF RULE 144A INVESTMENT REPRESENTATION

             Description of Rule 144A Securities, including numbers:

                              ______ Trust ____-__
                               Asset-Backed Notes
                       Series ____-__, Class B-2, No. ___

         The undersigned seller, as registered holder (the "Transferor"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

         1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Transferor hereby certifies the following facts: Neither the Transferor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or which would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Transferor has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

         2. The Buyer warrants and represents to, and covenants with, the Transferor and the Indenture Trustee pursuant to Section 5.02 of the Indenture as follows:

                  a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

                  b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                  c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Transferor, the Indenture Trustee or the Servicer.

                  d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                  e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the account of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

         3. The Buyer warrants and represents to, and covenants with, the Transferor and the Indenture Trustee that either (1) the Buyer is not an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Plan"), or a plan within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 (the "Code") (also a "Plan"), and the Buyer is not directly or indirectly purchasing the Rule 144A Securities on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan, or (2) has provided the Indenture Trustee, the Issuing Entity and the Servicer with an opinion of counsel acceptable to and in form and substance satisfactory to the Indenture Trustee, the Issuing Entity and the Servicer to the effect that the purchase of the Rule 144A Securities is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the Indenture Trustee, the Issuing Entity or the Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Indenture.

         The Buyer is a citizen or resident of the United States, a corporation or a partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States or any State thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations).

         4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

         IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

-----------------------------------          -----------------------------------
Print Name of Transferor                     Print Name of Buyer

By:      ________________________________    By:      __________________________
         Name:                                        Name:
         Title:                                       Title:

Taxpayer Identification:                     Taxpayer Identification:

No.      ________________________________    No.      __________________________

Date:    ________________________________    Date:    __________________________

                                                            ANNEX 1 TO EXHIBIT C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]

         The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

         1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

         2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______________________** in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

___ CORPORATION, ETC. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

___ BANK. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statement, a copy of which is attached hereto.

___ SAVINGS AND LOAN. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

___ BROKER-DEALER. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

_______
 ** Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

___ INSURANCE COMPANY. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

___ STATE OR LOCAL PLAN. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___ ERISA PLAN. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___ INVESTMENT ADVISER. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___ BUSINESS DEVELOPMENT COMPANY. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

___ TRUST FUND. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

         3. The term "securities" as used herein does not include (i) securities of Issuing Entitys that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

         5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

____   ____       Will the Buyer be purchasing the Rule 144A Yes No Securities only for the Buyer's own account? Yes No

         6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

         7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

                                    _________________________________
                                    Print Name of Buyer


                                    By: _____________________________
                                             Name:
                                             Title:



Date: ___________________________

                                                            ANNEX 2 TO EXHIBIT C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]

         The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

         1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

         2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
         144A).

         3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "securities" as used herein does not include (i) securities of Issuing Entitys that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

         5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

         6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                 _________________________________
                                 Print Name of Buyer


                                 By: _____________________________
                                          Name:
                                          Title:


                                 IF AN ADVISER:


                                 ________________________________
                                 Print Name of Buyer


                                 ________________________________
                                      Date:

                                    EXHIBIT D

                     FORM OF INVESTOR REPRESENTATION LETTER

                                                          _______________, _____

DEUTSCHE ALT-A SECURITIES, INC. TRUST SERIES ____-__
c/o [Owner Trustee]

[Indenture Trustee]

Attention: _______

         Re: DEUTSCHE ALT-A SECURITIES, INC. TRUST SERIES ____-__ Asset-Backed Notes, Series ____-__, Class B-2

Ladies and Gentlemen:

         ______________ (the "Purchaser") intends to purchase from (the "Seller") $ Initial Note Principal Balance of DEUTSCHE ALT-A SECURITIES, INC. TRUST SERIES ____-__, Asset-Backed Notes, Series ____-__, Class B-2 (the "Notes"), issued pursuant to the Indenture (the "Indenture"), dated as of _______________, between [Name of Indenture Trustee], as indenture trustee (the "Indenture Trustee"), and _DEUTSCHE ALT-A SECURITIES, INC. TRUST SERIES ____-__, as Issuing Entity (the "Issuing Entity"). All terms used herein and not otherwise defined shall have the meanings set forth in the Indenture. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Issuing Entity and the Indenture Trustee that:

         1. The Purchaser understands that (a) the Notes have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Issuing Entity is not required to so register or qualify the Notes, (c) the Notes may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Indenture contains restrictions regarding the transfer of the Notes and (e) the Notes will bear a legend to the foregoing effect.

         2. The Purchaser is acquiring the Notes for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

         3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Notes, such that it is capable of evaluating the merits and risks of investment in the Notes, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

         4. The Purchaser has been furnished with, and has had an opportunity to review (a) a copy of the Private Placement Memorandum, dated _________________, relating to the Notes, (b) a copy of the Indenture and (c) such other information concerning the Notes, the Loans and the Issuing Entity as has been requested by the Purchaser from the Issuing Entity or the Seller and is relevant to the Purchaser's decision to purchase the Notes. The Purchaser has had any questions arising from such review answered by the Issuing Entity or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Notes from the Seller in connection with the initial distribution of the Notes and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Notes by the Issuing Entity, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Issuing Entity solely for use in connection with the Original Sale and the Issuing Entity did not participate in or facilitate in any way the purchase of the Notes by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Issuing Entity with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with
(a) any error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

         5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Note, any interest in any Note or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Note, any interest in any Note or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Note, any interest in any Note or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Note under the Act, that would render the disposition of any Note a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Notes, except in compliance with the provisions of the Indenture.

         6. The Purchaser

         (a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Note with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3- 101; or

         (b) has provided the Indenture Trustee, the Issuing Entity and the Servicer with an opinion of counsel acceptable to and in form and substance satisfactory to the Indenture Trustee, the Issuing Entity and the Servicer to the effect that the purchase of Notes is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the Indenture Trustee, the Issuing Entity or the Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Indenture.

         In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Issuing Entity, the Indenture Trustee and the Servicer that the Purchaser will not transfer such Notes to any Plan or person unless either such Plan or person meets the requirements set forth in either (a) or (b) above.

         7. The Purchaser is a citizen or resident of the United States, a corporation or a partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States or any State thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations).

                                   Very truly yours,

                                   ______________________________
                                   (purchaser)



                                   By:      ______________________________
                                            Name:
                                            Title:

                                    EXHIBIT E

                    FORM OF TRANSFEROR REPRESENTATION LETTER

                                                          _______________, _____

DEUTSCHE ALT-A SECURITIES, INC. TRUST SERIES ____-__
c/o [Owner Trustee]

                              [Indenture Trustee]

Attention: _______

         Re: DEUTSCHE ALT-A SECURITIES, INC. TRUST SERIES ____-__ Asset-Backed Notes, Series ____-__, Class B-2

Ladies and Gentlemen:

         In connection with the sale by (the "Seller") to (the "Purchaser") of $________ Initial Note Principal Balance of _DEUTSCHE ALT-A SECURITIES, INC. TRUST SERIES ____-__, Asset-Backed Notes, Series ____-__, Class B-2 (the "Notes"), issued pursuant to the Indenture (the "Indenture"), dated as of ______________, between _DEUTSCHE ALT-A SECURITIES, INC. TRUST SERIES ____-__, as Issuing Entity (the "Issuing Entity"), and [Name of Indenture Trustee], as indenture trustee (the "Indenture Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Issuing Entity and the Indenture Trustee that:

         Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Note, any interest in any Note or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Note, any interest in any Note or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Note, any interest in any Note or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Notes under the Securities Act of 1933 (the "Act"), that would render the disposition of any Note a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Note. The Seller has not and will not sell or otherwise transfer any of the Notes, except in compliance with the provisions of the Indenture.

                                 Very truly yours,

                                 _____________________________
                                    (Seller)



                                 By:      ______________________________
                                          Name:
                                          Title:

                                   APPENDIX A

                                   DEFINITIONS

         Accrual Period: For the Class A, Class M-2 and Class B-1 Notes and any Payment Date, the period commencing on the immediately preceding Payment Date (or the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Payment Date. For the Class M-1 and Class B-2 Notes and any Payment Date, the calendar month immediately preceding the related Payment Date.

         Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

         Aggregate Loan Balance: As of any Payment Date will be equal to the aggregate of the Principal Balances of the Loans as of the last day of the prior month.

         Applied Loss Amount: For any Payment Date, the excess of the aggregate Class Principal Balance of the Notes over the Aggregate Loan Balance after giving effect to all Realized Losses incurred with respect to loans during the Collection Period for such Payment Date and payments of principal on such Payment Date.

         Appraised Value: With respect to any Loan, the value of the related Mortgaged Property determined at the time of origination of such Loan in accordance with the Originator's underwriting standards.

         Assignment of Mortgage: With respect to any Mortgage, an assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same jurisdiction.

         Authorized Officer: With respect to the Issuing Entity, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuing Entity and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

         Available Funds Cap: For any Payment Date, the Remittance Amount less all amounts used to pay Current Interest and Carryforward Interest on each Class of Notes other than the Class B-2 Notes, divided by the Class Principal Balance of the Class B-2 Notes immediately prior to such Payment Date, and multiplied by 12.

         Available Funds Shortfall: For the Class B-2 Notes and any Payment Date, the sum of:

                  (1) the excess, if any, of (x) the Current Interest calculated at the rate of _____% per annum over (y) Current Interest calculated at the Available Funds Cap;

                  (2) any Available Funds Shortfall remaining unpaid from prior Payment Dates; and

                  (3) 30 days interest on the amount in clause (2) calculated at the rate of ____% per annum.

                  Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

         Basic Documents: The Owner Trust Agreement, the Indenture, the Loan Purchase Agreement, the Servicing Agreement and the Custodial Agreements and the other documents and certificates delivered in connection with any of the above.

         Basis Risk Shortfall: For the Class A, Class M-2 and Class B-1 Notes, and any Payment Date, the sum of:

                  (1) the excess, if any, of the related Current Interest calculated on the basis of the lesser of (x) one-month LIBOR plus the applicable Note Margin and (y) the Maximum Interest Rate over the Net Funds Cap for the applicable Payment Date;

                  (2) any Basis Risk Shortfall remaining unpaid from prior Payment Dates, and

                  (3) 30 days interest on the amount in clause (2) calculated on the basis of the lesser of (x) one-month LIBOR plus the applicable note margin and (y) the Maximum Interest Rate.

         Beneficial Owner: With respect to any Note, the Person who is the beneficial owner of such Note as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

         Book-Entry Notes: Beneficial interests in the Notes, ownership and transfers of which shall be made through book entries by the Depository as described in Section 4.06 of the Indenture. Initially, the Book-Entry Notes shall be the Notes (other than the Class B-2 Notes).

         Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or Delaware are required or authorized by law to be closed.

         Business Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Codess.ss.3801 et seq., as the same may be amended from time to time.

         Capitalization Workout: As defined in Section 3.02 of the Servicing Agreement.

         Carryforward Interest: For any class of Notes and Payment Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Payment Date and (B) any unpaid Carryforward Interest from previous Payment Dates exceeds (y) the amount paid in respect of interest on such Class on such immediately preceding Payment Date, and (2) interest on such amount for the related Accrual Period at the applicable Note Interest Rate.

         Certificate: The Class CE Certificates issued and outstanding pursuant to the terms of the Owner Trust Agreement, evidencing a beneficial ownership interest in the Issuing Entity.

         Certificate Distribution Account: The account or accounts created and maintained by the Certificate Paying Agent pursuant to Section 3.10(c) of the Owner Trust Agreement. The Certificate Paying Agent will make all distributions on the Certificate from money on deposit in the Certificate Distribution Account. The Certificate Distribution Account shall be an Eligible Account.

         Certificate Distribution Amount: The amount payable to the Certificate Paying Agent under Section 3.05(g)(x) of the Indenture for payment to the Certificate under the Owner Trust Agreement.

         Certificate of Trust: The Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute, including all amendments and restatements.

         Certificate Paying Agent: The meaning specified in Section 3.10 of the Owner Trust Agreement.

         Certificate Percentage Interest: With respect to the Certificate, the Certificate Percentage Interest stated on the face thereof.

         Certificate Register: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of the Certificate and of transfers and exchanges of the Certificate.

         Certificate Registrar: Initially, the Indenture Trustee, in its capacity as Certificate Registrar, or any successor to the Indenture Trustee in such capacity.

         Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register except that, any Certificate registered in the name of the Issuing Entity, the Owner Trustee or the Indenture Trustee or any Affiliate of any of them shall be deemed not to be outstanding and the registered holder will not be considered a Certificateholder or a holder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Owner Trust Agreement provided that, in determining whether the Indenture Trustee or the Owner Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Certificates that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as the case may be, the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Issuing Entity, any other obligor upon the Certificates or any Affiliate of any of the foregoing Persons.

         Class: Collectively, all of the Notes bearing the same designation.

         Class A Notes or Senior Notes: The Class A Notes.

         Class B Notes: The Class B-1 or Class B-2 Notes.

         Class B-1 Principal Payment Amount: For any Payment Date on or after the Stepdown Date, will be the amount, if any, by which (x) the sum of (i) the Class Principal Balance of the Senior Notes and the aggregate Class Principal Balances of the Class M-1 and Class M-2 Notes, in each case, after giving effect to payments on such Payment Date and (ii) the Class Principal Balance of the Class B-1 Notes immediately prior to such Payment Date exceeds (y) the lesser of
(A) the product of (i) ____% and (ii) the Aggregate Loan Balance for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Payment Date exceeds (ii) ____% of the Aggregate Loan Balance as of the Cut-off Date.

         Class B-2 Principal Payment Amount: For any Payment Date on or after the Stepdown Date, will be the amount, if any, by which (x) the sum of (i) the Class Principal Balance of the Senior Notes and the aggregate Class Principal Balances of the Class M-1, Class M-2 and Class B-1 Notes, in each case, after giving effect to payments on such Payment Date and (ii) the Class Principal Balance of the Class B-2 Notes immediately prior to such Payment Date exceeds
(y) the lesser of (A) the product of (i) _____% and (ii) the Aggregate Loan Balance for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Payment Date exceeds (ii) ____% of the Aggregate Loan Balance as of the Cut-off Date.

         Class M Notes: The Class M-1 and Class M-2 Notes.

         Class M-1 Principal Payment Amount: For any Payment Date on or after the Stepdown Date with respect to such Payment Date, will be the amount, if any, by which (x) the sum of (i) the Class Principal Balance of the Senior Notes after giving effect to payments on such Payment Date and (ii) the Class Principal Balance of the Class M-1 Notes immediately prior to such Payment Date exceeds (y) the lesser of (A) the product of (i) _____% and (ii) the Aggregate Loan Balance for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Payment Date exceeds (ii) ____% of the Aggregate Loan Balance as of the Cut-off Date.

         Class M-2 Principal Payment Amount: For any Payment Date on or after the Stepdown Date with respect to such Payment Date, will be the amount, if any, by which (x) the sum of (i) the Class Principal Balance of the Senior Notes and the Class Principal Balance of the Class M-1 Notes, in each case, after giving effect to payments on such Payment Date and (ii) the Class Principal Balance of the Class M-2 Notes immediately prior to such Payment Date exceeds (y) the lesser of (A) the product of (i) _____% and (ii) the Aggregate Loan Balance for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Payment Date exceeds (ii) ____% of the Aggregate Loan Balance as of the Cut-off Date.

         Class Principal Balance: For any Class of Notes, as of any Determination Date, an amount equal to the initial principal balance of that Class, reduced by the aggregate of the following amounts allocable to that
Class: (i) all amounts previously distributed to holders of Notes of that class as payments of Principal; and (ii) in the case of any class of Subordinate Notes, any reductions to the Class Principal Balance thereof due to Realized Losses.

         Closing Date: _______________.

         Code: The Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder.

         Collateral: The meaning specified in the Granting Clause of the Indenture.

         Collection Period: With respect to each Payment Date, the calendar month preceding the month of that Payment Date.

         Combined Loan-to-Value Ratio: With respect to any Loan at origination, the ratio, expressed as a percentage of (i) the sum of (A) the original principal balance of such Loan, and (B) any outstanding principal balance at origination of such Loan, of all other loans, if any, secured by senior liens on the related Mortgaged Property, to (ii) the Appraised Value.

         Corporate Trust Office: With respect to the Indenture Trustee, Certificate Registrar, Certificate Paying Agent and Paying Agent, the principal corporate trust office of the Indenture Trustee and Note Registrar at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at ______________________________, Attention:__________. With respect to the Owner
Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Owner Trust Agreement is located at
_________________________.

         Credit Scores: The figure assigned to a Loan that is designed to assess the Mortgagor's credit history which is obtained from credit reports provided by various credit reporting organizations and obtained by many lenders in connection with Loan applications to help assess a Mortgagor's creditworthiness.

         Current Interest: For any Payment Date, the amount of interest accruing at the applicable Note Interest Rate on the related Class Principal Balance as applicable, during the related Accrual Period.

         Custodial Account: The account or accounts created and maintained by the Servicer pursuant to Section 3.02(b) of the Servicing Agreement, in which the Servicer shall deposit or cause to be deposited certain amounts in respect of the Loans.

         Custodial Agreement: Any Custodial Agreement between a Custodian, the Indenture Trustee, the Issuing Entity and the Servicer relating to the custody of the Loans and the Related Documents.

         Custodian: [Name of Custodian].

         Cut-off Date: __________ 1, ____.

         Cut-off Date Loan Balance: With respect to any Loan, the unpaid principal balance thereof as of the close of business on the Business Day immediately prior to the Cut-off Date.

         Default: Any occurrence which is or with notice or the lapse of time or both would become an Event of Default.

         Deficient Valuation: With respect to any Loan, a reduction in the scheduled Monthly Payment for such Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

         Deferred Amount: For any Class of Subordinate Notes and Payment Date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Class Principal Balance thereof exceeds
(y) the aggregate of amounts previously paid in reimbursement thereof.

         Definitive Notes: The meaning specified in Section 4.06 of the Indenture.

         Deleted Loan: A Loan replaced or to be replaced with an Eligible Substitute Loan pursuant to Section 3.1(c) of the Loan Purchase Agreement.

         Delinquency Rate: For any month will be, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding note balance of all loans 60 or more days delinquent as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance as of the close of business on the last day of such month.

         Depositor: Deutsche Alt-A Securities, Inc., or its successor in interest.

         Depository or Depository Agency: The Depository Trust Company or a successor appointed by the Indenture Trustee with the approval of the Depositor. Any successor to the Depository shall be an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and the regulations of the Securities and Exchange Commission thereunder.

         Depository Participant: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Determination Date: With respect to any Payment Date, the 15th day of the month in which such Payment Date occurs or if such day is not a Business Day, the next succeeding Business Day. Due Date: The date on which the Monthly Payment on the related Loan is due in accordance with the terms of the related Mortgage Note.

         Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest short-term rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and each Rating Agency) the Indenture Trustee have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) a trust account or accounts maintained in the corporate trust division of the Indenture Trustee, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Payment Account will not reduce the rating assigned to any of the Securities by such Rating Agency below the lower of the thencurrent rating or the rating assigned to such Securities as of the Closing Date by such Rating Agency).

         Eligible Substitute Loan: A Loan substituted by the Seller for a Deleted Loan which must, on the date of such substitution, as confirmed in an Officer's Certificate delivered to the Indenture Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Loan for a Deleted Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited by the Seller in the Custodial Account in the month of substitution);
(ii) comply with each representation and warranty set forth in Annex B to the Loan Purchase Agreement; (iii) have a Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate of the Deleted Loan as of the date of substitution; (iv) have a Combined Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Loan at the time of substitution; (v) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Loan; (vi) be ineligible for inclusion in a real estate mortgage investment conduit ("REMIC") (a "REMIC Ineligible Loan") if the Deleted Loan was a REMIC Ineligible Loan (because (a) the value of the real property securing the Deleted Loan was not at least equal to eighty percent of the adjusted issue price of such loan at the time of origination, calculated by subtracting the amount of any liens that are senior to such loan and a proportionate amount of any lien of equal priority from the value of such property when the Deleted Loan was originated and (b) substantially all of the proceeds of the Deleted Loan were not used to acquire, improve or protect an interest in the real property securing such loan and such real property was the only security for such Deleted Loan); and (vii) not be 30 days or more delinquent.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         Event of Default: With respect to the Indenture, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) the failure to pay the Current Interest on any Payment
         Date;

                  (ii) the failure by the Issuing Entity on the final maturity date to reduce the Class Principal Balances of any Note then outstanding to zero;

                  (iii) there occurs a default in the observance or performance of any negative covenant, covenant or agreement of the Issuing Entity made in the Indenture, or any representation or warranty of the Issuing Entity made in the Indenture or in any certificate, note or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made which has a material adverse effect on Securityholders, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by the Holders of at least 25% of the outstanding Note Balance of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

                  (iv) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuing Entity or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuing Entity's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (v) there occurs the commencement by the Issuing Entity of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuing Entity to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuing Entity to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the assets of the Trust Estate, or the making by the Issuing Entity of any general assignment for the benefit of creditors, or the failure by the Issuing Entity generally to pay its debts as such debts become due, or the taking of any action by the Issuing Entity in furtherance of any of the foregoing.

         Event of Liquidation: Following the occurrence of an Event of Default under the Indenture, as evidenced by a written notice provided to the Owner Trustee, the Depositor and the Issuing Entity that all conditions precedent to the sale or other liquidation of the Trust Estate pursuant to Section 5.04 of the Indenture have been satisfied.

         Event of Servicer Termination: With respect to the Servicing Agreement, a Servicing Default as defined in Section 7.01 of the Servicing Agreement.

         Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

         FHLMC: The Federal Loan Mortgage Corporation, or any successor thereto.

         Final Maturity Date: ____________.

         Final Scheduled Payment Date: ______________.

         FNMA: The Federal National Mortgage Association, or any successor thereto.

         Foreclosure Profit: With respect to a Liquidated Loan, the amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Loan Balance (plus accrued and unpaid interest thereon at the applicable Mortgage Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Loan immediately prior to the final recovery of its Liquidation Proceeds.

         Grant: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

         Holder: Any of the Noteholders or Certificateholders.

         HUD: The United States Department of Housing and Urban Development and any successor thereto.

         Indemnified Party: The meaning specified in Section 7.02 of the Owner Trust Agreement.

         Indenture: The indenture dated as of _________________ between the Issuing Entity, as debtor, and the Indenture Trustee, as indenture trustee.

         Indenture Trustee: [Name of Indenture Trustee], and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

         Independent: When used with respect to any specified Person, the Person
(i) is in fact independent of the Issuing Entity, any other obligor on the Notes, the Sellers, the Issuing Entity, the Depositor and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuing Entity, any such other obligor, the Sellers, the Issuing Entity, the Depositor or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuing Entity, any such other obligor, the Seller, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuing Entity Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

         Initial Note Balance: With respect to the Class A Notes $ ___________, the Class M-1 Notes $ _________, the Class M-2 Notes $ __________, the Class B-1 Notes $_________ and the Class B-2 Notes $ __________.

         Insolvency Event: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person in writing (as to which the Indenture Trustee shall have notice) of its inability to pay its debts generally, or the adoption by the Board of Directors or managing member of such Person of a resolution which authorizes action by such Person in furtherance of any of the foregoing.

         Insurance Proceeds: Proceeds paid by any insurer pursuant to any insurance policy covering a Loan which are required to be remitted to the Servicer, or amounts required to be paid by the Servicer pursuant to the next to last sentence of Section 3.04 of the Servicing Agreement, net of any component thereof (i) covering any expenses incurred by or on behalf of the Servicer in connection with obtaining such proceeds, (ii) that is applied to the restoration or repair of the related Mortgaged Property, (iii) released to the Mortgagor in accordance with the Servicer's normal servicing procedures or (iv) required to be paid to any holder of a mortgage senior to such Loan

         Interest Remittance Amount: With respect to any Payment Date, the sum of the following:

                  (i) all interest collected (other than Payaheads) in respect of Scheduled Payments on the loans during the related Collection Period, the interest portion of Payaheads previously received and intended for application in the related Collection Period and the interest portion of all prepayments received on the loans during the related Prepayment Period, less (x) the Servicing Fees with respect to such loans and (y) amounts due to the Servicer or the Indenture Trustee with respect to such loans, to the extent allocable to interest,

                  (ii) the portion of any Substitution Amount or purchase price paid with respect to such loans during the related Collection Period allocable to interest and the interest portion of the Termination Price paid in connection with any optional purchase of the Loans by the Servicer; and

                  (iii) all Net Liquidation Proceeds and any other recoveries (net of any servicing expenses, to the extent allocable to interest, and unpaid Servicing Fees) collected with respect to the loans during the related Collection Period, to the extent allocable to interest.

         Issuing Entity, Owner Trust or Trust: The _DEUTSCHE ALT-A SECURITIES, INC. TRUST SERIES ____-__, a Delaware business trust, or its successor in interest.

         Issuing Entity Request: A written order or request signed in the name of the Issuing Entity by any one of its Authorized Officers and delivered to the Indenture Trustee.

         LIBOR: On each LIBOR Rate Adjustment Date, LIBOR shall be established by the Indenture Trustee and as to any Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London time, on that LIBOR Rate Adjustment Date. Dow Jones Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Servicer, the rate will be the Reference Bank Rate.

         The Reference Bank Rate will be determined on the basis of the rates at which deposits in the U. S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Servicer. The Reference Bank Rate will be determined as of 11:00 A M , London time, on the LIBOR Rate Adjustment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Class Principal Balance of the Class A Notes. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Servicer, as of 11:00 A M , New York City time, on that date for loans in U S Dollars to leading European banks for a period of one month in amounts approximately equal to the Class Principal Balance of the Class A Notes. If no quotations can be obtained, the rate will be LIBOR for the prior Payment Date; provided however, if, under the priorities listed previously in this paragraph, LIBOR for a Payment Date would be based on LIBOR for the previous Payment Date for the third consecutive Payment Date, the Indenture Trustee after consultation with the Servicer, shall select an alternative comparable index over which the Indenture Trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the city of London, England or New York, New York are required or authorized by law to be closed.

         The establishment of LIBOR by the Indenture Trustee and the Indenture Trustee's subsequent calculation of the Note Interest Rate applicable to the Class A, Class M-2 and Class B-1 Notes for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

         LIBOR Business Day: Any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the city of London, England or New York, New York are required or authorized by law to be closed.

         LIBOR Rate Adjustment Date: With respect to the first Payment Date, the second LIBOR Business Day preceding the Closing Date, and thereafter, the second LIBOR Business Day preceding each Payment Date.

         Lien: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Section 6.02 of the Servicing Agreement shall not be deemed to constitute a Lien.

         Liquidated Loan: With respect to any Payment Date, any Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified in the Servicing Agreement, as of the end of the related Collection Period that substantially all Liquidation Proceeds which it reasonably expects to recover, if any, with respect to the disposition of the related REO have been recovered. In addition, the Servicer will treat any Loan that is 180 days or more delinquent as having been finally liquidated.

         Loans: At any time, the Loans that have been sold by the Seller under the Loan Purchase Agreement, together with the Related Documents, and that remain subject to the terms thereof.

         Loan File: The file containing the Related Documents pertaining to a particular Loan and any additional documents required to be added to the Loan File pursuant to the Loan Purchase Agreements or the Servicing Agreement.

         Loan Purchase Agreement: The loan purchase agreement dated ___________ between [Name of Seller] as assignor and [___________] as assignee.

         Loan Rate: With respect to any Loan and any day, the per annum rate of interest set forth in the related Mortgage Note.

         Loan Schedule: The initial schedule of Loans as of the Cut-off Date set forth in Exhibit A of the Servicing Agreement, which schedule sets forth as to each Loan, among other things:

                  (i) the Loan identifying number ("LOAN #");

                  (ii) the street address of the Mortgaged Property including state, city and zip code ("ADDRESS");

                  (iii) the maturity of the Mortgage Note ("MATURITY DATE");

                  (iv) the Loan Rate ("CUR RATE");

                  (v) the Principal Balance at origination ("ORG AMT");

                  (vi) the type of property securing the Mortgage Note ("PROPERTY TYPE");

                  (vii) the appraised value ("APPRSL");

                  (viii) the initial scheduled monthly payment of principal, if any, and interest ("ORIGINAL P & I");

                  (ix) the Cut-off Date Loan Balance ("CUT-OFF BAL");

                  (x) the Combined Loan-to-Value Ratio at origination ("CLTV");

                  (xi) the date of the Mortgage Note ("NOTE DATE");

                  (xii) the original term to maturity of the Loan ("ORIGINAL TERM");

                  (xiii) under the column "OCCP CODE," a code indicating whether the Loan is secured by a non-owner occupied residence;

                  (xiv) the Principal Balance of any Loan senior thereto ("SR BAL");

                  (xv) the Credit Score ("CR SCORE");

                  (xvi) the debt to income ratio ("DTI");

                  (xvii) product code ("PRODUCT CODE");

                  (xviii) loan purpose ("PURPOSE"); and

                  (xix) the lien position of the related Mortgage ("LIEN").

         Such schedule may consist of multiple reports that collectively set forth all of the information required.

         Lost Note Affidavit: With respect to any Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the related Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note).

         Maximum Interest Rate: ___% per annum with respect to the Class A Notes; ___% with respect to the Class M-2 Notes and ___% with respect to the Class B-1 Notes.

         Monthly Excess Cashflow: For any Payment Date, an amount equal to the portion of the Remittance Amount, if any, remaining after the payments of interest and principal under Sections 3.05(b) (c) and (d) of the Indenture.

         Monthly Payment: With respect to any Loan and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for partial Principal Prepayments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

         Moody's: Moody's Investors Service, Inc. or its successor in interest.

         Mortgage: The mortgage, deed of trust or other instrument creating a first, second or third lien on an estate in fee simple interest in real property securing a Loan.

         Mortgage File: The file containing the Related Documents pertaining to a particular Loan and any additional documents required to be additional documents required to be added to the Mortgage File pursuant to the Loan Purchase Agreement or the Servicing Agreement.

         Mortgage Note: With respect to a Loan, the mortgage note pursuant to which the related mortgagor agrees to pay the indebtedness evidenced thereby and secured by the related Mortgage as modified or amended.

         Mortgaged Property: The underlying property, including real property and improvements thereon, securing a Loan.

         Mortgagor: The obligor or obligors under a Mortgage Note.

         National Housing Act: The National Housing Act of 1934, as amended.

         Net Delinquency Amount: With respect to any Payment Date, the excess, if any, of (x) the product of 3.20 and the Rolling Six-Month Delinquency Average over (y) the aggregate of the Monthly Excess Cashflow for the three immediately preceding Payments Dates.

         Net Funds Cap: For any Payment Date, will be the annual rate equal to (a ) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for such date and (2) 12, and the denominator of which is the Class Principal Balance of all of the notes immediately prior to such Payment Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period for the Class A, Class M-2 and Class B-1 Notes.

         Net Liquidation Proceeds: All amounts, net of unreimbursed and reasonable out-of-pocket expenses received and retained in connection with the liquidation of defaulted loans, through insurance or condemnation proceedings, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the noteholders by foreclosure or deed in lieu of foreclosure.

         Net Loan Rate: With respect to any Loan and any day, the related Mortgage Rate less the sum of the related Servicing Fee Rate.

         Non-United States Person: Any Person other than a United States Person.

         Note Interest Rate: For the Class A Notes, a rate per annum equal to the least of (i) LIBOR plus ____%; (ii) the Net Funds Cap for that Payment Date and (iii) the Maximum Note Interest Rate.

         For the Class M-1 Notes, a rate per annum equal ____%.

         For the Class M-2 Notes, a rate per annum equal to the least of (i) LIBOR plus ____%, (ii) the Net Funds Cap for that Payment Date and (iii) the Maximum Note Interest Rate.

         For the Class B-1 Notes, a rate per annum equal to the least of (i) LIBOR plus ____%, (ii) the Net Funds Cap for that Payment Date and (iii) the Maximum Note Interest Rate.

         For the Class B-2 Notes, a rate per annum equal to _____%, subject to the Available Funds Cap for that Payment Date.

         Note Margin: With respect to the Class A Notes, ____% per annum. With respect to the Class M-1 Notes, ____% per annum. With respect to the Class B-1 Notes, ____% per annum.

         Note Owner: The Beneficial Owner of a Note.

         Note Register: The register maintained by the Note Registrar in which the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes.

         Note Registrar: The Indenture Trustee, in its capacity as Note
Registrar.

         Noteholder: The Person in whose name a Note is registered in the Note Register, except that, any Note registered in the name of the Depositor, the Issuing Entity or the Indenture Trustee or any Affiliate of any of them shall be deemed not to be outstanding and the registered holder will not be considered a Noteholder or holder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Owner Trust Agreement provided that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Notes that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuing Entity, any other obligor upon the Notes or any Affiliate of any of the foregoing Persons.

         Notes: The Notes issued and outstanding at any time pursuant to the Indenture.

         Officer's Certificate: With respect to the Servicer, a certificate signed by the President, Managing Director, a Director, a Vice President or an Assistant Vice President, of the Servicer and delivered to the Indenture Trustee. With respect to the Issuing Entity, a certificate signed by any Authorized Officer of the Issuing Entity, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuing Entity or the Servicer.

         Opinion of Counsel: A written opinion of counsel. Any Opinion of Counsel for the Servicer may be provided by in-house counsel for the Servicer if reasonably acceptable to the Indenture Trustee and the Rating Agencies or counsel for the Depositor, as the case may be.

         Optimal Interest Remittance Amount: For any Payment Date will be equal to the excess of (i) the product of (1)(x) the weighted average of the rates of the loans as of the first day of the related Collection Period less the Servicing Fee Rate, divided by (y) 12 and (2) the Aggregate Loan Balance for the immediately preceding Payment Date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the loans.

         Optional Termination: The right of the Servicer to purchase the Loans after the aggregate Principal Balance of the Loans as of the end of the related Collection Period is equal to or less than 10% of the Cut-off Date Balance, pursuant to Section 8.08 of the Servicing Agreement.

         Optional Termination Date: The Payment Date on which the Servicer exercises its Optional Termination Right.

         Original Trust Agreement: The Owner Trust Agreement, dated as of _______________, between the Owner Trustee and the Depositor.

         Outstanding: With respect to the Notes, as of the date of determination, all Notes theretofore executed, authenticated and delivered under this Indenture except:

                  (i) Notes theretofore cancelled by the Note Registrar or delivered to the Indenture Trustee for cancellation; and

                  (ii) Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course.

         Outstanding Loan: As to any Payment Date, a Loan which was not (i) the subject of a Principal Prepayment in full during any preceding Collection Period, (ii) purchased, deleted or substituted for during any preceding Collection Period pursuant to the Servicing Agreement or (iii) a Liquidated Loan during any preceding Collection Period as of such Payment Date.

         Overcollateralization Amount: For any Payment Date will be equal to the amount, if any, by which (x) the Aggregate Loan Balance for such Payment Date exceeds (y) the aggregate Class Principal Balance of all of the Notes after giving effect to payments on such Payment Date.

         Overcollateralization Deficiency: For any Payment Date will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Payment Date exceeds (y) the Overcollateralization Amount for such Payment Date, calculated for this purpose after giving effect to the reduction on such Payment Date of the aggregate Class Principal Balance of the Notes resulting from the payment of the Principal Payment Amount on such Payment Date, but prior to allocation of any Applied Loss Amount on such Payment Date.

         Overcollateralization Release Amount: For any Payment Date will be equal to the lesser of (x) the Principal Remittance Amount for such Payment Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amount for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the notes, exceeds (2) the Targeted Overcollateralization Amount for such date.

         Owner Trust: _DEUTSCHE ALT-A SECURITIES, INC. TRUST SERIES ____-__, created by the Certificate of Trust pursuant to the Owner Trust Agreement and the Original Trust Agreement.

         Owner Trust Agreement: The Amended and Restated Owner Trust Agreement, dated as of ______________, between the Owner Trustee and the Depositor.

         Owner Trustee: [Name of Owner Trustee], not in its individual capacity but solely as Owner Trustee of the Trust, and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Owner Trust Agreement.

         Owner Trust Estate: The corpus of the Issuing Entity created by the Owner Trust Agreement which consists of the Loans.

         Payahead: Any Scheduled Payment intended by the related mortgagor to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

         Paying Agent: (i) With respect to the Indenture, any paying agent or co-paying agent appointed pursuant to Section 3.03 of the Indenture, which initially shall be the Indenture Trustee.

         Payment Account: The account established by the Indenture Trustee pursuant to Section 8.02 of the Indenture and Section 5.01 of the Servicing Agreement. Amounts deposited in the Payment Account will be distributed by the Indenture Trustee in accordance with Section 3.05 of the Indenture.

         Payment Date: The 25th day of each month, or if such day is not a Business Day, then the next Business Day.

         Percentage Interest: With respect to any Note, the percentage obtained by dividing the Note Balance of such Note by the aggregate of the Note Balances of all Notes of the same Class.

         Permitted Investments: One or more of the following:

                  (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                  (ii) repurchase agreements on obligations specified in clause
         (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

                  (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such shortterm obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

                  (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

                  (v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

                  (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Securities by such Rating Agency below the lower of the then-current rating or the rating assigned to such Securities as of the Closing Date by such Rating Agency, as evidenced in writing, provided that if the Servicer or any other Person controlled by the Servicer is the Issuing Entity or the obligor of any obligation or security described in this clause (vi) such obligation or security must have an interest rate or yield that is fixed or is variable based on an objective index that is not affected by the rate or amount of losses on the Loans;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations References herein to the highest rating available on unsecured long-term debt shall mean AAA (or the equivalent in the case of Moody's), and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 (or the equivalent in the case of Moody's).

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Physical Note: Any note issued in fully registered, certificated form. The initial Physical Notes shall be the Class B-2 Notes.

         Predecessor Note: With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 4.03 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

         Prepayment Assumption: __% CPR.

         Prepayment Period: For any Payment Date, the calendar month preceding that Payment Date.

         Principal Balance: For any Loan as of any Determination Date, is equal to its outstanding principal balance as of the Cut-off Date, reduced by the principal received on or before the Due Date in the Collection Period immediately preceding such Determination Date.

         Principal Prepayment: Any payment of principal made by the Mortgagor on a Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         Principal Payment Amount: For any Payment Date will be equal to the Principal Remittance Amount for such date minus the Overcollateralization Release Amount, if any, for such date.

         Principal Remittance Amount: For any Payment Date will be equal to the sum of (1) all Principal collected (other than Payaheads) in respect of Scheduled Payments on the Loans during the related Collection Period (less amounts due to the Servicer and the Indenture Trustee with respect to the Loans, to the extent allocable to Principal) and the Principal portion of Payaheads previously received and intended for application in the related Collection Period, (2) all Principal Prepayments received during the related Prepayment Period, (3) the outstanding principal balance of each Loan that was repurchased by the Seller or the Servicer during the related Collection Period and the principal portion of the Termination Price paid in connection with any optional purchase of the Loans by the Servicer, (4) the portion of any Substitution Amount paid with respect to any replaced Loans during the related Collection Period allocable to Principal and (5) all Net Liquidation Proceeds and any other recoveries (net of any Servicing Expenses, to the extent allocable to Principal) collected with respect to the Loans during the related Collection Period, to the extent allocable to Principal.

         Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

         Purchase Price: The meaning specified in Section 2.2(a) of the Loan Purchase Agreements.

         Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as an insurer by the Servicer and as a FNMA-approved mortgage insurer.

         Rating Agency: Any nationally recognized statistical rating organization, or its successor, that rated the Securities at the request of the Depositor at the time of the initial issuance of the Securities. Initially, Moody's or S&P. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Indenture Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1+ or better in the case of S&P and P-1 or better in the case of Moody's and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of S&P and "Aaa" in the case of Moody's and in the case of any other Rating Agency, such equivalent rating.

         Realized Loss: With respect to each Liquidated Loan, an amount (not less than zero) equal to (i) the Principal Balance of the Loan as of the date the Loan becomes a Liquidated Loan, plus (ii) interest at the Net Loan Rate from the Due Date as to which interest was last paid to Noteholders up to the last day of the month in which the Loan becomes a Liquidated Loan on the Principal Balance of such Loan outstanding during each Collection Period that such interest was not paid, minus (iii) the proceeds, if any, received during the month in which such Loan becomes a Liquidated Loan, to the extent applied as recoveries of interest at the Net Loan Rate and to principal of the Loan, net of the portion thereof reimbursable to the Servicer or any Subservicer with respect to related expenses as to which the Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed.

         Record Date: With respect to the Notes and any Payment Date, the Business Day next preceding such Payment Date and with respect to the Certificate and any Payment Date, the last Business Day of the month preceding the month of such Payment Date.

         Reference Bank Rate: With respect to any Interest Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the sum of the outstanding Note Principal Balance of the Class A Notes; provided that at least such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Servicer, as of 11:00 a.m., New York time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the aggregate outstanding Principal Balance of the Class A Notes. If no such quotations can be obtained, the Reference Bank Rate shall be the Reference Bank Rate applicable to the preceding Interest Period.

         Reference Banks: Barclays Bank PLC, National Westminster Bank and Bankers Trust Company.

         Registered Holder: The Person in whose name a Note is registered in the Note Register on the applicable Record Date.

         Related Documents: With respect to each Loan, the documents specified in Section 2.1(c) of the Loan Purchase Agreement and any documents required to be added to such documents pursuant to the Loan Purchase Agreement, or the Servicing Agreement.

         Release Agreement: A Release Agreement as defined in Section 3.02 of the Servicing Agreement.

         Remittance Amount: The sum of the Interest Remittance Amount and the Principal Remittance Amount.

         REO: A Mortgaged Property that is acquired by the Issuing Entity in foreclosure or by deed in lieu of foreclosure.

         Repurchase Price: With respect to any Loan required to be repurchased on any date pursuant to the Loan Purchase Agreement or purchased by the Servicer pursuant to the Servicing Agreement, an amount equal to the sum of (i) 100% of the Loan Balance thereof (without reduction for any amounts charged off) and
(ii) unpaid accrued interest at the Mortgage Rate (or with respect to the last day of the month in the month of repurchase, the Mortgage Rate will be the Mortgage Rate in effect as to second to last day in such month) on the outstanding principal balance thereof from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month of purchase.

         Responsible Officer: With respect to the Indenture Trustee, any officer of the Indenture Trustee with direct responsibility for the administration of the Owner Trust Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         Rolling Six Month Delinquency Average: For any Payment Date will be the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the six (or one through five, in the case of the first through fifth Payment Dates) immediately preceding months.

         Scheduled Payment: For any Loan, the monthly scheduled payment of interest and principal, as determined in accordance with the provisions of the related mortgage note.

         Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         Security: Any of the Certificates or Notes.

         Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

         Securityholder or Holder: Any Noteholder or a Certificateholder.

         Seller: [Name of Seller].

         Senior Enhancement Percentage: For any Payment Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the Class Principal Balance of the Class M-1, Class M-2, Class B-1 and Class B-2 Notes and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case after giving effect to payments on such Payment Date, and the denominator of which is the Aggregate Loan Balance for such Payment Date.

         Senior Principal Payment Amount: For any Payment Date on or after the Stepdown Date with respect to such Payment Date, will be the amount, if any, by which (x) the Principal Balance of the Senior Notes immediately prior to such Payment Date exceeds (y) the lesser of (A) the product of (i) approximately ____% and (ii) the Aggregate Loan Balance for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Payment Date exceeds (ii) ____% of the Aggregate Loan Balance as of the Cut-off Date.

         Servicer: [Name of Servicer], a ____________ corporation, and its successors and assigns.

         Servicing Agreement: The Servicing Agreement dated as of ___________ 1, ____ among the Issuing Entity, the Servicer and the Indenture Trustee.

         Servicing Certificate: A certificate completed and executed by a Servicing Officer on behalf of the Servicer in accordance with Section 4.01 of the Servicing Agreement.

         Servicing Default: The meaning specified in Section 7.01 of the Servicing Agreement.

         Servicing Fee: With respect to any Loan and any Collection Period, the product of (i) the Servicing Fee Rate divided by 12 and (ii) the Loan Balance of such Loan as of the first day of such Collection Period.

         Servicing Fee Rate: With respect to any Loan, ____% per annum.

         Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Loans whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee by the Servicer, as such list may be amended from time to time.

         Single Note: A Note in the amount of $1,000.

         Six-Month Rolling Delinquency Average: With respect to each Payment Date, the average of the Sixty-Day Delinquency Amounts for each of the six immediately preceding Collection Periods.

         Sixty-Day Delinquency Amount: With respect to any Collection Period, an amount equal to the aggregate Principal Balance of the Loans that are sixty or more days delinquent in payment of principal and interest at the end of the Collection Period.

         Standard & Poor's: Standard & Poor's Ratings Services or its successor in interest.

         Stated Value: With respect to any Loan, the value of the related Mortgaged Property as stated by the related Mortgagor in his or her application.

         Stepdown Date: For any Payment Date, the later to occur of (x) the Payment Date occurring in ____________ and (y) the first Payment Date on which the Senior Enhancement Percentage, calculated for this purpose only after taking into account payments of principal on the Loans, but prior to any payment of the Principal Payment Amount to the notes then entitled to payments of principal on that Payment Date, is greater than or equal to _____%.

         Subordinate Notes: The Class M-1, Class M-2, Class B-1 and Class B-2 Notes.

         Subservicer: Any Person with whom the Servicer has entered into a Subservicing Agreement as a Subservicer by the Servicer.

         Subservicing Account: An Eligible Account established or maintained by a Subservicer as provided for in Section 3.02(c) of the Servicing Agreement.

         Subservicing Agreement: Any written contract between the Servicer and any Subservicer relating to servicing and administration of certain Loans as provided in Section 3.01 of the Servicing Agreement.

         Subservicing Fee: With respect to any Collection Period, any fee retained monthly by the Subservicer which will be paid out of the Servicing Fee.

         Substitution Amount: The amount, if any, by which the Principal Balance of a Loan required to be removed from the trust due to a breach of a representation and warranty or defective documentation exceeds the Principal Balance of the related substitute loan, plus unpaid interest accrued thereon.

         Targeted Overcollateralization Amount: For any Payment Date prior to the Stepdown Date, the greater of (i) ____% of the Aggregate Loan Balance as of the Cut-off Date or (ii) the Net Delinquency Amount. With respect to any Payment Date on or after the Stepdown Date, the greatest of (a) _____% of the Aggregate Loan Balance for such Payment Date, (b) the Net Delinquency Amount or (c) ____% of the Aggregate Loan Balance as of the Cut-off Date.

         Termination Price: With respect to the Optional Termination, an amount equal to the greater of (i) the sum of the Aggregate Loan Balance and accrued and unpaid interest thereon at the weighted average of the Net Loan Rates through the day preceding the Payment Date on which such purchase occurs and
(ii) the sum of (a) the aggregate Note Principal Balance of the Notes immediately prior to the Payment Date on which such purchase occurs, (b) the aggregate of any Applied Loss Amounts on the Notes remaining unpaid immediately prior to the Payment Date on which such purchase occurs, (c) the aggregate of the Current Interest on the Notes for the Payment Date on which such purchase occurs, and (d) the aggregate of any Carryforward Interest on the Notes for the Payment Date on which such purchase occurs.

         Treasury Regulations: Regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

         Trustee Additional Expenses: All reasonable expenses and disbursements incurred or made by the Indenture Trustee or the Administrator in accordance with any of the provisions of the Indenture or the Administration Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Notes, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Indenture Trustee or the Administrator, to the extent that the Indenture Trustee or the Administrator must engage such persons to perform acts or services hereunder, (C) printing and engraving expenses in connection with preparing any Definitive Notes and (D) any other reasonable expenses incurred other than in the ordinary course of its business by the Indenture Trustee or the Administrator in connection with its duties hereunder. Trust Estate: The meaning specified in the Granting Clause of the Indenture.

         Trust Indenture Act or TIA: The Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

         UCC: The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

         Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

         United States Person: A citizen or resident of the United States, a corporation or a partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States or any State thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations).